UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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FMC CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FMC Corporation

March 17, 2017

Dear Stockholder:

It is my pleasure to invite you to attend the Company’s 2017 Annual Meeting of Stockholders. The meeting will be held on Tuesday, April 25, 2017, at 2:00 p.m. local time at the FMC Tower at Cira Centre South, 2929 Walnut Street, 24th Floor, Philadelphia, Pennsylvania. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting.

During the meeting, I will report to you on the Company’s earnings, results and other achievements during 2016 and on our outlook for 2017. We welcome this opportunity to have a dialogue with our stockholders and look forward to your comments and questions.

Your vote is important. Please vote your proxy promptly so your shares can be represented. Please see your proxy card for specific instructions on how to vote.

If you plan to attend the meeting, please send written notification to the Company’s Investor Relations Department, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, Pennsylvania 19104, so that your name can be put on an admission list held at the registration desk at the entrance to the meeting. If your shares are held by a bank, broker or other intermediary and you plan to attend, you must enclose with your notification evidence of your ownership, such as a letter from the bank, broker or intermediary confirming your ownership or a bank or brokerage firm account statement. If you wish to vote at the meeting, please refer to the section of this proxy statement entitled “How to Vote” for specific instructions.

I look forward to seeing you on April 25th.

Sincerely,

Pierre Brondeau

President, Chief Executive Officer and Chairman of the Board

Notice of Annual Meeting of Stockholders

Tuesday, April 25, 2017

2:00 p.m.

FMC Tower at Cira Centre South, 2929 Walnut Street, 24th Floor, Philadelphia, Pennsylvania

Dear Stockholder:

You are invited to the Annual Meeting of Stockholders of FMC Corporation. We will hold the meeting at the time and place noted above. At the meeting, we will ask you to:

1.	Elect eleven directors, each for a term of one year.

2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2017.

3.	Hold an advisory (non-binding) vote on executive compensation.

4.	Hold an advisory (non-binding) vote on the frequency of executive compensation voting.

5.	Approve an Amendment to the FMC Corporation Incentive Compensation and Stock Plan.

6.	Consider and act upon any other business properly brought before the meeting.

THE BOARD RECOMMENDS A VOTE FOR ITS NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3 AND 5. THE BOARD RECOMMENDS A VOTE IN FAVOR OF A FREQUENCY OF ONE YEAR IN PROPOSAL 4.

Your vote is important. To be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card whether or not you plan to attend the meeting; or if you prefer, please follow the instructions on the enclosed proxy card for voting by Internet or by telephone whether or not you plan to attend the meeting in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 25, 2017:

The proxy statement and the annual report to security holders are available at www.fmc.com

March 17, 2017

By order of the Board of Directors,

Andrea E. Utecht

Executive Vice President, General Counsel and Secretary

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I.	INFORMATION ABOUT VOTING

Solicitation of Proxies

The Board of Directors of FMC Corporation (the “Company” or “FMC”) is soliciting proxies for use at the Company’s 2017 Annual Meeting of Stockholders and any postponements or adjournments of that meeting (as so postponed or adjourned, the “2017 Annual Meeting” or the “Annual Meeting”). The Company first mailed this proxy statement, the accompanying form of proxy and the Company’s Annual Report for 2016 on or about March 17, 2017.

Agenda Items

The agenda for the Annual Meeting is to:

1.	Elect eleven directors;

2.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2017;

3.	Hold an advisory (non-binding) vote on executive compensation;

4.	Hold an advisory (non-binding) vote on the frequency of executive compensation voting;

5.	Approval of Amendment and Restatement of the FMC Corporation Incentive Compensation and Stock Plan; and

6.	Conduct other business properly brought before the meeting.

Who Can Vote

You can vote at the Annual Meeting if you are a holder of the Company’s common stock, par value of $0.10 per share (“Common Stock”), on the record date. The record date is the close of business on February 28, 2017. You will have one vote for each share of Common Stock. As of February 28, 2017, there were 133,826,580 shares of Common Stock outstanding.

How to Vote

You may vote in one of four ways:

•	You can vote by signing and returning the enclosed proxy card. If you do, the individuals named on the card will vote your shares in the way you indicate;

•	You can vote by Internet;

•	You can vote by telephone; or

•	You can cast your vote at the Annual Meeting.

If you plan to cast your vote at the meeting, please send written notification to the Company’s Investor Relations Department, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA, 19104, so that your name can be put on an admission list held at the registration desk at the entrance to the meeting. In addition, if you hold your shares through a broker, bank or other intermediary and you wish to vote at the Annual Meeting, you must obtain a legal proxy from them authorizing you to vote at the Annual Meeting. We will be unable to accept a vote from you at the Annual Meeting without that authorization. If you are a registered stockholder and wish to vote at the Annual Meeting, in addition to the above attendance notification, you must provide proper identification as the stockholder of record at the registration desk, but no additional authorization will be required in order to cast your vote.

Use of Proxies

Unless you tell us on the proxy card to vote differently, we plan to vote signed and returned proxies FOR the Board nominees for director, FOR Proposals 2, 3 and 5, and FOR a frequency of one year for Proposal 4, and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting.

Quorum Requirement

We need a quorum of stockholders to hold a valid Annual Meeting. A quorum will be present if the holders of at least a majority of the outstanding Common Stock entitled to vote at the meeting either attend the Annual Meeting in person or are represented by proxy at the Annual Meeting. Abstentions, broker non-votes (described below) and votes withheld are counted as present for the purpose of establishing a quorum.

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Vote Required for Action

Directors are elected by a majority of the votes cast in an uncontested election. Because the number of nominees properly nominated for the Annual Meeting is the same as the number of directors to be elected at the Annual Meeting, the election of directors is an uncontested election. As a result, any nominee who receives a majority of the votes cast with respect to his or her election at the Annual Meeting will be elected to the Board (or re-elected, in the case of any nominee who is an incumbent director). Incumbent nominees have tendered a contingent resignation which would become effective if (i) the nominee does not receive a majority of the votes cast with respect to his or her election at the Annual Meeting and (ii) the Board of Directors accepts such resignation. Adoption of Proposals 2 through 5 require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote at the meeting.

Abstentions or Lack of Instructions to Banks, Brokers, or Employee Benefit Plan Trustees

Abstentions will not be counted as votes cast for the election of directors, and thus will have no effect on the election of directors. With respect to Proposals 2 through 5, abstentions will have the effect of a vote against such proposals.

A broker non-vote occurs when a bank, broker or other nominee holding shares on behalf of a stockholder does not receive voting instructions from the beneficial owner with respect to a non-routine matter to be voted on at the Annual Meeting by a specified date before the Annual Meeting. Banks, brokers and other nominees may vote undirected shares on matters deemed routine in accordance with New York Stock Exchange rules, but they may not vote undirected shares on matters deemed non-routine in accordance with such rules. For this purpose, the ratification of the appointment of the independent registered public accounting firm is considered a routine matter, but the election of directors, the advisory vote regarding executive compensation, the advisory vote regarding the frequency of executive compensation voting, and the approval of the Amendment to the FMC Corporation Incentive Compensation and Stock Plan are considered non-routine matters. In the event of a broker non-vote in the election of directors or with respect to Proposals 2 through 5 at the Annual Meeting, the broker non-vote will not have any effect on the outcome inasmuch as broker non-votes are not counted as votes cast or as shares present and entitled to be voted with respect to any matter on which the broker has expressly not voted.

If you are entitled to vote shares held under an employee benefit plan and you either do not direct the trustee by April 21, 2017 how to vote your shares, or if you vote on some but not all matters that come before the Annual Meeting, the trustee will, in the case of shares held in the FMC Corporation Savings and Investment Plan, vote your undirected shares in proportion to the votes received from other participants, and in the case of the Company’s other employee plans, vote your shares in the trustee’s discretion, except to the extent that the plan or applicable law provides otherwise.

Revoking a Proxy

You may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

•	Sending a written notice to the Corporate Secretary of FMC;

•	Delivering a properly executed, later-dated proxy;

•	Attending the Annual Meeting and voting in person, provided that you comply with the conditions set forth in the section of this proxy statement above entitled “How to Vote”; or

•	If your shares are held through an employee benefit plan, your revocation must be received by the trustee by April 21, 2017.

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II.	THE PROPOSALS TO BE VOTED ON

Proposal 1	Election of Directors

Nominees for Director

The Board of Directors consists of 11 directors, each of whom is elected to serve for a term of one year, expiring at the subsequent annual meeting of stockholders. The nominees for director this year are Pierre Brondeau, Eduardo E. Cordeiro, G. Peter D’Aloia, C. Scott Greer, K’Lynne Johnson, Dirk A. Kempthorne, Paul J. Norris, Robert C. Pallash, William H. Powell, and Vincent R. Volpe, Jr., each of whom is an incumbent director, and Margareth Øvrum, who was appointed to the Board of Directors in 2016. If elected, these directors’ next term will expire at the 2018 Annual Meeting. Information about the nominees is contained in the section of this proxy statement entitled “Board of Directors”.

The Board of Directors expects that all of the nominees will be able and willing to serve as directors. If any nominee becomes unavailable, the proxies may be voted for another person nominated by the Board of Directors to fill the vacancy, or the size of the Board of Directors may be reduced.

The Board of Directors recommends a vote FOR the election of Pierre Brondeau, Eduardo E. Cordeiro, G. Peter D’Aloia, C. Scott Greer, K’Lynne Johnson, Dirk A. Kempthorne, Paul J. Norris, Margareth Øvrum, Robert C. Pallash, William H. Powell and Vincent R. Volpe, Jr. to the Board of Directors as described above.

Proposal 2	Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. The Audit Committee has approved KPMG LLP (“KPMG”) continuing to serve as the Company’s independent registered public accounting firm for 2017.

The Audit Committee periodically reviews the performance of the independent external audit firm. In conjunction with the mandated rotation of KPMG’s lead engagement partner, the Audit Committee and its chairperson also evaluate and approve the selection of KPMG’s new lead engagement partner.

The Audit Committee is responsible for the audit fee negotiations associated with the Company’s retention of KPMG. For the years 2015 and 2016, KPMG’s fees, all of which were approved by the Audit Committee, were as follows:

($000)	2016	2015
Audit Fees(1)	7,658	7,884
Audit Related Fees(2)	232	921
Tax Fees(3)	755	752
All Other Fees(4)	536	455
TOTAL	9,181	10,012

(1)	Fees for professional services performed by KPMG for the integrated audit of the Company’s annual consolidated financial statements included in the Company’s Form 10-K filing and review of financial statements included in the Company’s Form 10-Q filings. The amount also includes other services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements and, for 2015, audit services related to the acquisition of Cheminova A/S.
(2)	Fees for services performed by KPMG that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes employee benefit and compensation plan audits, as well as audit related services in connection with attestations by KPMG that are required by statute or regulation.
(3)	Fees for professional services performed by KPMG with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for the Company and its consolidated subsidiaries, refund claims, payment planning, and tax audit assistance.
(4)	Fees for other permissible work performed by KPMG that does not fall within the categories set forth above. For the years listed above, this work consists of tax filings for individual employees involved in the Company’s expatriate program.

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Pre-Approval of Independent Registered Public Accounting Firm Services

The Committee has adopted a Pre-Approval Policy with respect to audit and non-audit services performed by its independent registered public accounting firm. The following is a summary of the Policy.

Prior to the commencement of services for a given year, the Audit Committee will grant pre-approvals of expected services and estimated fees, as presented by the independent registered public accounting firm. The independent registered public accounting firm will routinely update the Committee during the year in which the services are performed as to the actual services provided and related fees pursuant to the Pre-Approval Policy.

Unexpected services or services for which the fees to be incurred would exceed pre-approved amounts, will require specific approval before the services may be rendered. Requests or applications to provide such services that require specific approval by the Audit Committee will be submitted to the Chairman of the Audit Committee and to the Company’s Chief Financial Officer or his designee by the independent registered public accounting firm.

The request or application must include a statement as to whether, in the view of both the independent registered public accounting firm and the Chief Financial Officer or his designee, such request or application is consistent with the rules of the Securities and Exchange Commission (“SEC”) regarding auditor independence. Authority to grant approval for such services has been delegated to the Chairman of the Audit Committee, provided that any such approval would then be reviewed by the full Committee at the next regularly scheduled meeting.

The Audit Committee has determined that the independence of KPMG has not been adversely impacted as a result of the non-audit services performed by such accounting firm.

We expect a representative of KPMG to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2017.

Proposal 3	Advisory (Non-Binding) Vote on Executive Compensation

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) and the related rules of the SEC, our Board of Directors is submitting a “Say on Pay” proposal to our stockholders for consideration. This proposal provides our stockholders the opportunity to cast a non-binding advisory vote on the executive compensation paid to the Company’s executive officers named in this proxy statement (“named executive officers” or “NEOs”).

This advisory vote on executive compensation is non-binding on the Board, will not overrule any decision by the Board and does not compel the Board to take any action. However, the Board and the Compensation and Organization Committee may consider the outcome of the vote when considering future executive compensation decisions. Specifically, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Board will consider our stockholders’ concerns and the Compensation and Organization Committee will evaluate whether any actions are necessary to address those concerns.

The Board and the Compensation and Organization Committee believe that the Company’s executive compensation programs and policies and the compensation decisions for 2017 described in this proxy statement (i) support the Company’s business objectives, (ii) link the interests of the executive officers and stockholders, (iii) align NEO pay with individual and the Company’s performance, without encouraging excessive risk-taking that could have a material adverse effect on the Company, (iv) provide NEOs with a competitive level of compensation and (v) promote retention of the NEOs and other senior leaders. In 2016, 45.73% of the shares voting approved the executive compensation discussed and disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and other related tabular and narrative disclosures contained in the 2016 Proxy Statement.

For the reasons discussed above (and further amplified in the compensation disclosures made in this proxy statement), the Board recommends that stockholders vote in favor of the following resolution:

RESOLVED that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and other related tabular and narrative disclosures set forth in this proxy statement).

The Board of Directors recommends a vote FOR the above resolution.

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Proposal 4	Advisory (Non-Binding) Vote on the Frequency of Executive Compensation Voting

In accordance with the requirements of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on this Proposal 4, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation every one, two or three calendar years.

Our stockholders voted on a similar proposal in 2011 with the majority voting to hold the say-on-pay vote every year. We continue to believe that say-on-pay votes should be conducted every year so that our stockholders may annually express their views on our executive compensation program.

Accordingly, the Board recommends that stockholders vote in favor of the following resolution:

RESOLVED that the Company hold a stockholder advisory vote to approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, with a frequency of once every one year, two years or three years, whichever receives the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the meeting.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years, or abstain from voting. Because this vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

The Board of Directors unanimously recommends a vote FOR an advisory vote on executive compensation once every calendar year.

Proposal 5	Approval of Amendment and Restatement of the FMC Corporation Incentive Compensation and Stock Plan

At its meeting held on February 28, 2017, the Board of Directors adopted a resolution approving an amendment and restatement of the FMC Corporation Incentive Compensation and Stock Plan (the “Plan”) and directing that such amendment and restatement be submitted to the stockholders for their approval at the Annual Meeting. As a successor to prior plans dating back to 1995, the Plan provides for the grant of cash and equity-based awards to closely link the long-term financial rewards of the recipient with increases in Company stockholder value. The Board continues to believe that stock-based incentives are important factors in attracting, retaining and rewarding officers, employees, directors and consultants and closely aligning their financial interests with those of the Company’s stockholders. The Board believes that the capacity added by the proposed amendment and restatement will enhance the Company’s ability to attract and retain effective and capable officers, employees, directors and consultants who will add to the continued growth and success of the Company.

The proposed amendment and restatement of the Plan (“Restatement”), summarized below, will make 1,250,000 additional shares available for issuance while implementing a number of best practices that protect stockholder interest.

Summary of Modifications to Plan

Conservative Request for Additional Shares

The Restatement seeks to make an additional 1,250,000 shares available for issuance under the Plan, bringing the total number of available shares to approximately 5,584,000. We anticipate that this will be sufficient to cover all grants made over the next three to four years, which are necessary in order to attract and retain talented executives. Once the increased share reserve is exhausted, we will again need to seek stockholder approval to authorize more shares. Requesting stockholder approval for only a limited number of shares at a given time means that stockholders will have the chance to weigh in regularly on our incentive compensation program.

Prohibition on Liberal Share Recycling

The Plan no longer allows liberal share recycling. By prohibiting liberal share recycling, stockholders will have a better sense of the size of the awards we are issuing and how many shares we have left in the share pool at any given time.

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Fungible Share Pool

Previously, the Plan limited the number of shares that could be granted as full-value awards and those that could be granted as stock options or stock appreciation rights (“SARs”). The Restatement introduces a fungible share pool with no such restrictions to give the Committee greater flexibility in determining the right mix of equity awards to incentivize participants. However, to the extent the Committee uses the share pool to grant more valuable awards, the share pool will be depleted quicker. Each full value share grant will reduce the share pool by two shares, while each option grant will reduce the pool by one share.

Expanded Performance Metrics and More Robust Annual Award Limits

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the extent to which a public company’s compensation to executives is deductible, with an exception for qualified “performance-based compensation”. In order to designate awards as qualified performance-based compensation, the Company must establish performance metrics and impose annual award limits. We have expanded the performance metrics that can be used for this purpose, as discussed in the section of this proxy statement entitled “Approval of Amendment and Restatement of the FMC Corporation Incentive Compensation and Stock Plan—Summary of Plan Provisions—Performance Metrics”.

In addition, we have clarified in the Restatement annual caps for awards that may qualify as performance-based compensation. First, a participant may not receive stock options and SARs covering more than 500,000 shares of Common Stock in any year. Second, a participant may not receive awards of restricted stock units (“RSUs”) or restricted stock with respect to more than 500,000 shares of Common Stock in any year. Third, a participant may not be paid more than eleven million dollars in any year in respect of management incentive awards.

Additional Award Limits for Non-Employee Directors

The Restatement caps awards granted to non-employee directors (in their capacity as such) at $500,000 annually, based on the grant-date fair value of the awards, as measured for accounting purposes. This limit on non-employee director awards excludes awards made to a non-executive chairman of the Board in that capacity.

Minimum Vesting Requirements

The Committee historically imposed a minimum vesting period of at least twelve months on most awards through individual award agreements, in order to promote the retention of executives and directors. In line with best practices, the Restatement hardwires a minimum vesting requirement into the Plan so that awards granted will vest no sooner than twelve months following grant. Nonetheless, in order to maintain the flexibility to make special or one-time grants with shorter vesting periods in limited instances, the Committee retains the right to waive minimum vesting requirements with respect to a small percentage of awards (five percent of shares available for issuance and five percent of shares that again became available for issuance in the event of an award’s forfeiture, cancellation or expiration).

No Automatic Acceleration upon a Change in Control

The Restatement reflects the Company’s current practice not to provide for automatic acceleration of vesting of awards on a change in control. Rather, we believe that it is important for the Committee to maintain flexibility as to the proper treatment of awards upon a change in control, so the Plan leaves this to the Committee’s judgment. In practice, we have entered into agreements with our NEOs that generally provide that awards only vest on an accelerated basis upon a change in control if the NEO also experiences a severance event (so-called “double trigger” arrangements).

Express Prohibition on Option and SAR Repricing

The Restatement expressly prohibits the Company from cashing out underwater options or SARs without stockholder approval. Previously, the Plan had prohibited the Committee from repricing a stock option without stockholder approval by (a) reducing its exercise price after the grant date or (b) canceling the option and replacing it with an option with a lower exercise price. The Restatement extends both of these prohibitions to SARs. In addition, it prohibits the Committee from, without stockholder approval, making a cash payment to a participant in exchange for his or her agreement to cancel a stock option or SAR where the exercise price is greater than the current fair market value.

Summary of Plan Provisions

The principal provisions of the Plan are summarized below. This summary is qualified in its entirety by reference to the actual Plan as revised by the Restatement proposed in this proxy statement, a copy of which is attached to the electronic copy of this proxy statement filed with the Securities and Exchange Commission (“SEC”) and may be accessed from the SEC’s home page (www.sec.gov) or the Investor Relations link of FMC’s website (www.fmc.com). In addition, a copy of the Plan may be obtained upon written request to: Corporate Secretary, FMC Corporation, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA, 19104.

Administration

The Plan vests broad powers in a committee to administer and interpret the Plan. Currently, that committee is the Compensation and Organization Committee of the Board of Directors. Except when limited by the terms of the Plan, the Committee has the authority to, among other things: select the persons to be granted awards; determine the type, size and term of awards; determine the time when awards will be granted and any conditions for receiving awards; establish performance objectives and conditions for earning awards; determine

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whether such performance objectives and conditions have been met; amend the plan at any time; and determine when awards may be settled in cash, stock or a combination of the two. Under Delaware Law, the Committee may delegate to officers of the Company the authority to grant awards to employees who are not executive officers. In those cases, any references to the Committee will also include the delegated officers.

Under the Plan, the Committee has discretion in making adjustments to outstanding awards; provided, however, that without stockholder approval, the Committee is not permitted to increase the number of shares of Common Stock available for issuance under the Plan or to reprice a previously granted stock option or SAR whose exercise price is higher than the current fair market value of a share. The prohibition on repricing without stockholder approval includes: reducing the instrument’s exercise price, replacing it with an instrument that has a lower exercise price or making a cash payment to the participant in exchange for his or her cancellation of the instrument.

Nevertheless, the Plan specifically provides the Committee with discretion to make equitable adjustments or substitutions with respect to the number, kind and price of shares subject to outstanding awards and to the number of shares available for issuance under the Plan in the event of certain corporate events or transactions, including, but not limited to, stock splits, mergers, consolidations, separations, including spin-offs or other distribution of stock or property of FMC, reorganization, or liquidation.

The Plan is not a tax-qualified deferred compensation plan under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Types of Awards

The Plan provides for the grant of five basic types of awards to key participants selected by the Committee: (i) stock options, (ii) restricted stock, (iii) RSUs, (iv) SARs, and (v) management incentive awards, which are payable in cash. The Committee may designate awards of restricted stock, RSUs or management incentive awards as qualified performance-based awards, which will vest only if the Committee certifies that pre-determined performance goals have been achieved. In addition, the Plan gives the Committee discretion to craft other types of awards as it deems appropriate.

Stock Options

The Plan allows for the grant of stock options, which may be “incentive stock options” within the meaning of Section 422 of the Code or nonqualified stock options. Stock options must have an exercise price of no less than 100 percent of the fair market value of a share of Common Stock on the date of grant. The option exercise price is payable in cash or, with the consent of the Committee, in the form of shares of Common Stock, through a net cashless exercise of the option (which involves the cancellation of a portion of the option to cover the cost of exercising the balance of the option), or through a loan made by a broker. If a participant neglects to exercise an in-the-money option by the end of the term, then immediately before the option expires, it will be automatically exercised through a net cashless exercise. An in-the-money option is an option with an exercise price that is lower than the then-fair market value of a share of Common Stock.

Restricted Stock

The Plan allows for the grant of shares of restricted stock. An award of restricted stock is a grant of outstanding shares of Common Stock which are subject to vesting conditions and transfer restrictions. Generally, shares of restricted stock that are not vested at the time of an employee’s termination of employment will be forfeited.

Restricted Stock Units

The Plan allows for the grant of RSUs. RSUs represent a right to receive from the Company, following fulfillment of applicable vesting conditions, either a specified number of shares of Common Stock or a cash payment equal to the market value (at the time of the distribution) of a specified number of shares of Common Stock. Whether RSUs are payable in Common Stock and/or cash is determined by the Committee in its discretion. Generally, RSUs that are not vested at the time of an employee’s termination of employment will be forfeited.

SARs

The Plan allows for the grant of SARs. A SAR represents the right to receive any appreciation in a share of Common Stock over a particular time period. These awards are intended to mirror the benefit the employee would have received if the Committee granted the employee a stock option.

Management Incentive Awards

The Plan allows for the grant of management incentive awards. Management incentive awards represent the right to receive a specified amount of cash upon the achievement of performance goals approved by the Committee. We grant these awards under our Annual Incentive program, described in more detail in the section in this proxy statement entitled “Compensation Discussion and Analysis—Components of Executive Compensation—Annual Incentive”.

Eligibility

Key employees, directors and consultants of FMC and its divisions, subsidiaries and affiliates (including partnerships, joint ventures or other entities in which FMC has a substantial investment) are eligible to be granted awards under the Plan. As of February 28, 2017, approximately 200 people were eligible to participate in the Plan, including the Company’s ten non-employee directors. The Committee selects participants from this pool of eligible individuals.

Expiration of Awards

Options and SARs typically expire ten years after grant, or earlier if the participant terminates employment before that time, unless otherwise provided in a participant’s award agreement.

Vesting

The Committee determines the vesting conditions for awards. A time-based condition requires that the participant be employed or otherwise in the service of the Company for a certain amount of time in order for the award to vest. Equity awards granted under the Plan must have a minimum vesting period of twelve months. However,

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the Committee has discretion to vest a small number of equity awards sooner than twelve months: five percent of the shares available for issuance on April 25, 2017, and five percent of the shares that again became available for issuance in the event of an award’s forfeiture, cancellation, or expiration. A performance-based condition requires that certain performance criteria be achieved in order for the award to vest. For a discussion of the performance-based vesting criteria the Committee may impose upon an award, see the section of this proxy statement entitled “Approval of Amendment and Restatement of the FMC Corporation Incentive Compensation and Stock Plan—Summary of Plan Provisions—Performance Metrics”.

Shares of Stock Available for Issuance

As of February 28, 2017, 3,766,000 shares remained available for future awards under the Plan. The number of shares purchasable under all outstanding vested and unvested options granted under the Plan was 2,990,000. The number of shares underlying all outstanding RSUs under the Plan was 1,019,000, assuming all RSUs were settled at the highest return rate.

The Restatement seeks stockholder approval to authorize an additional 1,250,000 shares for issuance.

The Committee may utilize any of these shares toward the grant of any type of award under the Plan. If a stock option or SAR is granted, each share of stock underlying the award will deplete the available pool by one share. However, if any other type of award is granted, each share of stock underlying the award will deplete the available pool by two shares.

On February 28, 2017, the closing price per share of the Common Stock on the NYSE was $57.62.

Award Limits

In a particular calendar year, no participant may (a) receive stock option and SAR awards covering more than 500,000 shares of Common Stock, (b) receive RSU or restricted stock awards with respect to more than 500,000 shares of Common Stock, or (c) be paid more than eleven million dollars in respect of management incentive awards. No non-employee director may receive, in his or her capacity as a non-employee director, awards in any calendar year that exceed $500,000 in grant-date fair value, as measured for accounting purposes. This limit on non-employee director awards excludes awards made to a non-executive chairman of the Board in that capacity.

Performance Metrics

The following are performance metrics that the Committee may utilize in order to designate awards as qualified performance-based compensation: (i) the attainment of certain target levels of, or a specified percentage increase in, net sales, unit sales, revenues, market share, earnings, operating earnings, income before income taxes, net income, pretax income before allocation of corporate overhead and bonus, earnings before income tax, earnings before interest and taxes and earnings before interest, taxes, gross margins, depreciation and amortization, or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, cash outflow or operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of a specified level of, or specified percentage increase in, earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital or assets; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity or total shareholder return; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the growth in the value of an investment in the shares of Common Stock assuming the reinvestment of dividends; (x) the attainment of a specified level of, or specified percentage rate of change in, all or certain costs, inventory, assets (specified or total) and/or working capital; and/ or (xi) the attainment of a specified level of, or specified percentage rate of change in, customer satisfaction, employee satisfaction, diversity, and/or retention.

These performance metrics may be measured on a consolidated basis, or only with respect to certain entities, divisions or operational units. In addition, they may be measured in absolute terms, relative to prior periods, and/or relative to the performance of other peer companies or indices selected by the Committee. If applicable, the performance metrics may be measured on an aggregate or per share basis.

The Committee may adjust these performance metrics to exclude the effects (either on a before or after-tax basis) of any one or more of: (i) “extraordinary items” (meaning all items determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including a disposition or acquisition) or related to a change in accounting principles, all as determined in accordance with standards established by the Accounting Principles Board), (ii) business restructurings, discontinued operations, non-operating pension and post-retirement charges, changes in foreign currency exchange rates, changes in estimates of tax matters related to prior years, changes in the realizability of deferred tax assets, changes in laws or regulations, or (iii) to the extent consistent with any applicable requirements of Section 162(m) of the Code, such other items specified by the Committee. These adjustments may be applied on a consolidated basis, or only with respect to certain entities, divisions or operational units.

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Recycling of Shares

Liberal share recycling is prohibited under the Plan. If a stock option or SAR is exercised, the full number of shares subject to the exercise will count against the number of shares remaining available for issuance under the Plan and cannot be recycled back into the available pool of shares. This is the case even if the participant satisfied the option price of the stock through a net cashless exercise of the option (cancellation of a portion of the option to cover the cost of exercising the balance of the option) or by delivering shares to the Company. Similarly, even if the Company delivered a net number of shares to a participant upon exercise of a SAR, the full number of shares subject to that SAR will count against the number of shares remaining for issuance under the Plan. Shares withheld to satisfy tax withholding requirements, and shares repurchased on the open market by the Company using proceeds from the exercise of a stock option, will also count against the number of shares remaining for issuance under the Plan.

Share recycling is permitted in the limited circumstance when an award is forfeited, cancelled or has expired. The shares subject to such an award will become available again for issuance under the Plan. Each full value grant of such shares will reduce the share pool by two shares, while each option grant will reduce the pool by one share.

Federal Tax Consequences

Under the Code as currently in effect, a grant under the Plan of stock options, SARs, restricted stock or RSUs would have no federal income tax consequence at the time of grant. All amounts taxable as ordinary income to participants under the Plan in respect of awards are expected to be deductible by FMC as compensation at the same time the participant recognizes the ordinary income, subject to the limitations of Section 162(m) of the Code.

Options and SARs

Upon exercise of a nonqualified stock option, the excess of the fair market value of the stock at the date of exercise over the exercise price is taxable to a participant as ordinary income. Similarly, upon exercise of a SAR, the value of the shares or cash received is taxable to the participant as ordinary income. Upon exercise of an incentive stock option that a participant has held for at least two years after the date of grant and at least one year after the date of exercise, the participant will not have taxable income, except that alternative minimum tax may apply. When there is a disposition of the shares subject to the incentive stock option, the difference, if any, between the sale price of the shares and the exercise price of the option, is treated as long-term capital gain or loss. If the participant does not satisfy these holding period requirements, a “disqualifying disposition” occurs and the participant will recognize ordinary income in the year of the disposition in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option. Any gain realized in excess of the fair market value at the time of exercise will be short or long-term capital gain, depending on whether the shares were sold more than one year after the option was exercised.

Restricted Stock

Unless the participant elects to recognize its value as income at the time of the grant, restricted stock is taxable to a participant as ordinary income when it becomes vested.

RSUs

When shares of Common Stock or cash with respect to RSU awards are delivered to the participant, the value of the shares or cash is taxable to the participant as ordinary income. Delivery of shares or cash to participants under RSUs occurs either upon vesting or upon conclusion of any applicable deferral period, such as upon retirement from (or other termination of service on) the Board of Directors in the case of RSUs granted to Board members.

Adjustments

The Committee may adjust the awards of any participant or performance measures. To the extent that the exercise of such discretion subjects FMC to the limitation on its tax deduction of a participant’s compensation as set forth in Section 162(m) of the Code, the Committee believes that it is in the best interest of FMC and its stockholders to preserve the Committee’s authority to so act and that, in any event, such limitation should not have a material effect on FMC’s tax liability or earnings.

Change in Control

In the event of a change in control of the Company, there is no automatic acceleration of the vesting of awards granted under the Plan. To the extent a participant’s award agreement does not provide for particular treatment upon a change in control, the Committee will have discretion as to how to treat the awards. The Committee may make substitutions, adjustments or settlements of outstanding awards in its discretion upon a change in control, subject to applicable law. The Committee may cancel any outstanding vested stock options or SARs that have not been exercised prior to the change in control, irrespective of the terms set forth elsewhere in the Restatement or in a participant’s award agreement.

Upon a change in control, the Committee may terminate the award cycle early for any outstanding management incentive awards. The participant will receive the greater of (a) an amount equal to what he or she would have earned had the Company achieved target performance at the end of the full award cycle, pro-rated to reflect the portion of the award cycle that elapsed prior to the change in control, or (b) the amount that he or she otherwise would have earned based on the actual achievement of any performance goals prior to the change in control, unless the Committee determines otherwise.

Clawback

The awards are subject to recoupment by the Company if a participant engages in serious misconduct or if otherwise required by the Company’s clawback policy.

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Equity Compensation Plan Information

The table below sets forth information with respect to compensation plans under which equity securities of the Company are authorized for issuance as of December 31, 2016. All of the equity compensation plans pursuant to which we are currently granting equity awards have been approved by stockholders:

Plan Category (Shares in thousands, except per share data)	Number of securities to be issued upon exercise of outstanding options and restricted stock unit awards (A)(1)	Weighted-average exercise price of outstanding option awards (B)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A))
Equity Compensation Plans approved by stockholders	3,610	$45.34	4,334

(1)	Includes 2,749,000 stock options and 653,000 restricted stock unit awards granted to employees and 208,000 restricted stock units held by directors.
(2)	Taking into account all outstanding awards included in this table, the weighted-average exercise price of such stock options is $45.34 and the weighted-average term-to-expiration is 6.1 years.

New Plan Benefits

The future awards that participants may receive under the Plan are discretionary, and therefore, not determinable at this time. However, at least $130,000 of the annual compensation payable to the members of the Board of Directors is currently paid in the form of RSUs. The number of RSUs that will be granted to the directors will depend on the fair market value of the Common Stock on the date of grant as well as on the exact amount of a director’s annual retainer that he or she elects to receive in the form of RSUs. See the section of this proxy statement entitled “Information About the Board of Directors and Corporate Governance—Director Compensation”.

Required Vote

The affirmative vote of holders of a majority of FMC’s Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the Restatement. Abstentions will count as votes cast against the Restatement, whereas broker non-votes will not be counted.

The Board of Directors unanimously recommends a vote FOR Approval of the Amendment and Restatement of the FMC Corporation Incentive and Stock Plan.

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III.	BOARD OF DIRECTORS

Nominees for Director

New Term Expiring in 2018

Pierre Brondeau Principal Occupation: President, CEO and Chairman, FMC Corporation Age: 59 Director Since: 2010

Mr. Brondeau was elected Chairman of the Company in October 2010. Before joining the Company as President and Chief Executive Officer in January 2010, Mr. Brondeau served as President and Chief Executive Officer, Dow Advanced Materials Division, until his retirement in September 2009. Prior to Dow’s acquisition of Rohm and Haas Company in April 2009, he was President and Chief Operating Officer of Rohm and Haas from May 2008. Mr. Brondeau held numerous executive positions during his tenure at Rohm and Haas from 1989 through May 2008. He is also a member of the Board of Directors of TE Connectivity. Mr. Brondeau’s current role as President, CEO and Chairman of the Company and his former senior executive positions in the chemical industry make him an important contributor to the Board.

Eduardo E. Cordeiro

Principal Occupation: Executive Vice President, Chief Financial Officer, and President, Americas Region, of Cabot Corporation, a global specialty chemicals and performance materials company

Age: 49

Director Since: 2011

Mr. Cordeiro has served as Executive Vice President and Chief Financial Officer of Cabot Corporation since 2009. In 2014 he was also appointed President, Americas Region. He joined Cabot in 1998 and has held several corporate, business and executive management positions including General Manager of Cabot’s Fumed Metal Oxides and Tantalum businesses and Vice President of Corporate Strategy. Prior to joining Cabot, Mr. Cordeiro was a consultant with The Boston Consulting Group and a founding partner of The Economics Resource Group. Mr. Cordeiro brings extensive strategy, finance and chemical industry experience to the Board. He has developed corporate strategy experience working for The Boston Consulting Group and more specifically chemical industry strategy experience leading Cabot’s corporate strategy function for the last several years. He also brings deep financial experience having held multiple finance roles at Cabot over the last 15 years, including, most recently, the CFO position. Mr. Cordeiro also brings operational and chemical industry business experience to the Board having been General Manager for two of Cabot’s core specialty chemical businesses.

G. Peter D’Aloia

Principal Occupation: Managing Director and member of the Board of Directors of Ascend Performance Materials Holdings, Inc., a producer of Nylon 66 and related chemicals

Age: 72

Director Since: 2002

Mr. D’Aloia has served as Managing Director and a member of the Board of Directors of Ascend Performance Materials Holdings, Inc. since June 1, 2009. From February 2000 until June 2008, Mr. D’Aloia served as Senior Vice President and Chief Financial Officer of Trane, Inc. (formerly American Standard Companies, Inc.). Prior to that, he was employed by Honeywell (formerly AlliedSignal Inc.), a diversified industrial company, most recently serving as Vice President-Strategic Planning and Business Development. He spent 28 years with AlliedSignal Inc. in diverse management positions, including Vice President-Taxes, Vice President and Treasurer, Vice President and Controller, and Vice President and Chief Financial Officer for the Engineered Materials sector. He is a member of the Boards of Directors of ITT Corporation and Wabco, Inc. Mr. D’Aloia’s significant financial and business experience resulting from senior executive and financial roles in large manufacturing operations, and service as a director of other public companies, make him eminently qualified to be a director of the Company and to serve as a financial expert on the Audit Committee.

C. Scott Greer Principal Occupation: Principal, Greer and Associates, a private investment management firm Age: 66 Director Since: 2002

Since June 2006, Mr. Greer has been a principal in Greer and Associates, a private investment management firm. Until June 2005, he was Chairman, President and Chief Executive Officer of Flowserve Corporation, a manufacturer of industrial flow management equipment. He served as Chairman from April 2000 and as its President and Chief Executive Officer from January 2000. Mr. Greer joined Flowserve Corporation in 1999 as President and Chief Operating Officer. Prior to joining Flowserve, Mr. Greer was President of UT Automotive, a subsidiary of United Technologies Corporation, a supplier of automotive systems and components, from 1997 to 1999. He was President and a director of Echlin, Inc., an automotive parts supplier, from 1990 to 1997, and its Chief Operating Officer from 1994 to 1997. Mr. Greer served on the Board of Directors of Washington Group from 2002 to 2007. He was also a member of the Board of Directors of eMedicalFiles, Inc. Mr. Greer’s experience in senior executive roles, including as Chairman and CEO of a publicly-traded global manufacturing operation, as well as his service as a director of other public companies, enable him to make a significant contribution as a director of the Company.

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K’Lynne Johnson Principal Occupation: Former CEO and President of Elevance Renewable Sciences, Inc., a global specialty chemicals company Age: 48 Director Since: 2013

Ms. Johnson was Executive Chairman of Elevance Renewable Sciences, Inc. from October 2015 until the end of February 2016. Prior to being named Executive Chairman, Ms. Johnson served for eight years as CEO and President. Elevance products and technologies are used in personal care products, detergents and cleaners, lubricants and additives, engineered polymers and other specialty chemicals markets. Previously, Ms. Johnson served as Senior Vice President of the Global Derivatives operating company within BP Innovene, one of the world’s largest global petrochemical and refining companies. She has served in a variety of leadership and executive positions for 25 years at Amoco, BP Chemicals, Innovene and Elevance. Ms. Johnson brings both operational and chemical industry experience which are of great value to the Board.

Dirk A. Kempthorne Principal Occupation: President and CEO, American Council of Life Insurers Age: 65 Director Since: 2009

Governor Kempthorne was appointed to his current position with the American Council of Life Insurers in November 2010. Prior to that, he served as the 49th United States Secretary of the Interior from June 2006 until January 2009. From January 1999 until his appointment as Secretary of the Interior, Governor Kempthorne served as the Governor of Idaho. He was also a United States Senator representing the State of Idaho from 1993 to 1999 and was the Mayor of Boise, Idaho from 1986 to 1993. Governor Kempthorne has been Chairman of the National Governors Association, Chairman of the Western Governors Association and President of the Council of State Governments. He also served as a member of the Homeland Security Task Force. Governor Kempthorne is a member of the Board of Directors of Olympic Steel. His lengthy experience in government, both on the federal and state level, makes Governor Kempthorne well qualified to serve as a director of the Company, which interfaces with numerous regulatory agencies in several facets of its operations.

Paul J. Norris Principal Occupation: Retired Chairman and Chief Executive Officer of W. R. Grace & Co., a manufacturer of specialty chemicals Age: 69 Director Since: 2006

Until May 2005, Mr. Norris served as Chairman and Chief Executive Officer of W. R. Grace & Co., a manufacturer of specialty chemicals. Mr. Norris was actively engaged in W. R. Grace’s businesses for the six years prior to his retirement as Chief Executive Officer. He resigned as a member of W. R. Grace’s Board of Directors in February 2010. Mr. Norris joined W.R. Grace as President and CEO in November 1998 and became Chairman in January 1999. Prior to joining W.R. Grace, Mr. Norris was at AlliedSignal Inc. (now known as Honeywell) for nine years and served as Senior Vice President and President, Specialty Chemicals, from 1997 to 1998; President, AlliedSignal Polymers Division from 1994 to 1997; and President, AlliedSignal Chemicals & Catalysts (formerly Fluorine Products Division) from 1989 to 1994. From 1981 to 1989, Mr. Norris served in various executive capacities with Engelhard Corporation (now a part of BASF Corporation), including President of Catalysts and Chemicals, Senior Vice President and General Manager of Catalysts, and Vice President and Business Director for Petroleum Catalysts. Mr. Norris has previously served on the Board of Directors of Borden Chemicals, Inc., Ecolab, Inc. and Nalco Holding Company, and he served as the Non-Executive Chairman of the Board of Directors of Sealy Corporation. He also previously performed advisory services for Kohlberg Kravis Roberts & Co. As the former Chairman and CEO of a specialty chemical company and with over 30 years in the chemical industry, Mr. Norris has significant business experience relevant to the Company which makes him well qualified to serve as a director.

Margareth Øvrum

Principal Occupation: Executive Vice President, Technology, Projects & Drilling of Statoil ASA, an international oil and gas exploration and production company

Age: 58

Director Since: 2016

Ms. Øvrum has served as Executive Vice President of Statoil ASA since 2004. She has global responsibility for technology research, procurement, projects and drilling. Prior to her current position, she held numerous senior leadership positions within Statoil, including Executive Vice President, Technology and New Energy; Executive Vice President, Health and Safety; Senior Vice President, Operations Support; Vice President, Veslefrikk Field; and Platform Manager. Ms. Øvrum is a member of the Board of Directors of Atlas Copco AB and Alfa Laval AB. Ms. Øvrum’s strong operations background with deep experience in process technology, safety, sustainability and environmental management, along with her wide international view and exceptional knowledge of European markets, make her well qualified to serve as a director of the Company.

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Robert C. Pallash Principal Occupation: Retired President, Global Customer Group and Senior Vice President of Visteon Corporation, an automotive parts manufacturer Age: 65 Director Since: 2008

Until December 2013, Mr. Pallash served as President, Global Customer Group and Senior Vice President of Visteon Corporation, an automotive parts manufacturer, since January 2008. From August 2005 to January 2008, Mr. Pallash was Senior Vice President, Asia Customer Group for Visteon. He joined Visteon in September 2001 as Vice President, Asia Pacific. Visteon filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in May 2009 and exited in October 2010. Prior to joining Visteon, Mr. Pallash served as President of TRW Automotive Japan from 1999. Until December 2013, Mr. Pallash served on the Board of Directors of Halla Climate Controls in South Korea, a majority-owned subsidiary of Visteon Corporation. Mr. Pallash’s international experience, particularly in Asia where the Company seeks to grow its business, enables him to bring significant value as a member of the Board.

William H. Powell

Principal Occupation: Retired Chairman and Chief Executive Officer of National Starch and Chemical Company, a producer of specialty polymers, electronic and engineering materials, and specialty food ingredients

Age: 71

Director Since: 2011

Mr. Powell retired as Chairman and Chief Executive Officer of National Starch and Chemical Company in 2006. He joined National Starch in 1976 and held numerous management and executive positions in the company. When National Starch was a subsidiary of the UK chemical company ICI PLC, Mr. Powell was an Executive Vice President and a director of ICI PLC. Prior to joining National Starch, he was with Novamont Corporation and Air Products and Chemicals, Inc., and served as an officer in the United States Air Force. He currently serves as a non-executive director for Granite Construction Incorporated and PolyOne Corporation. Mr. Powell’s deep background in the chemical industry, his global expansion and innovation systems experience, his extensive public company board service, and his role as a chief executive officer during periods of growth add great value to the Board of the Company.

Vincent R. Volpe, Jr. Principal Occupation: Retired Chief Executive Officer and President of Dresser-Rand Group, Inc., an industrial equipment supplier Age: 59 Director Since: 2007

In 2015 Mr. Volpe became Chairman, CEO and President and Principal of the LeHavre Athletic Club, France’s oldest professional soccer team. Until September 2015, Mr. Volpe was the Chief Executive Officer, President and a director of Dresser-Rand Group, Inc., a leading supplier of rotating equipment solutions to the worldwide oil, gas, petrochemical and process industries. He had served in those positions since his election in September 2000. Previously he served as Chief Operating Officer of Dresser-Rand Group, Inc. from 1999 until September 2000. After joining Dresser-Rand in 1981, Mr. Volpe held several diverse management positions. He served as President, Turbo Products Division from 1997-1999; President-Europe from 1996-1997; Vice President and General Manager, Turbo Products Division-European Operations from 1993-1996; Executive Vice President, European Operations from 1992-93; and Vice President, Marketing and Engineering, Steam & Turbo Products-European Operations. Mr. Volpe is currently Vice Chairman of the Board of Directors of eCORP International, LLC, an energy and energy services company. He is also an advisor to the Board of Directors of Archbishop Walsh High School (Olean, NY). Based on his previous role as the CEO of a large manufacturing company and with his significant international experience, Mr. Volpe has the experience necessary to provide valuable oversight to the Company in the conduct of its business.

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IV.	INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings

During 2016, the Board of Directors held five regular meetings and one telephonic meeting. All incumbent directors attended at least 75% of the total number of meetings of the Board and all Committees on which they served.

Committees and Independence of Directors

The Board of Directors has five standing Committees: an Audit Committee, a Compensation and Organization Committee, a Nominating and Corporate Governance Committee, an Executive Committee and a Sustainability Committee.

The Audit Committee, Compensation and Organization Committee, and Nominating and Corporate Governance Committee are all composed of non-employee directors, each of whom has been determined by the Board to be independent on the basis set forth below. With the exception of the Chief Executive Officer, Mr. Brondeau, no director or nominee is currently, or was within the past three years, employed by the Company, its subsidiaries or affiliates.

The Board has affirmatively determined that none of the non-employee directors has any material business, family or other relationship with the Company, its subsidiaries or affiliates other than as a director, and that they all qualify as independent. Specifically, the independent directors are Messrs. Cordeiro, D’Aloia, Greer, Kempthorne, Norris, Pallash, Powell and Volpe, Ms. Johnson and Ms. Øvrum. In order to be considered independent by the Board, a director or nominee must meet the requirements set forth in the SEC and New York Stock Exchange (“NYSE”) rules regarding independence.

Mr. Cordeiro is an executive officer of Cabot Corporation, a business that has engaged in transactions with the Company in the past year. The Board has determined that none of these transactions, individually or in the aggregate, were material to the Company or the other entity, and that Mr. Cordeiro does not have a material interest in the transactions. Furthermore, the Board noted that that the transaction amounts fall below the thresholds established by the NYSE for determining independence. FMC’s purchases from Cabot Corporation were $49,325.14 in 2016; there were no FMC sales to Cabot Corporation in 2016; and there were no sales or purchases in 2014 or 2015. On the basis of its evaluation, the Board has concluded that Mr. Cordeiro meets the independence standards applied by the Board.

Audit Committee

The Board of Directors has adopted a written charter that outlines the duties of the Audit Committee, including conducting an annual self-assessment. A current copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents”. The principal duties of this Committee, among other things, include:

•	Review the effectiveness and adequacy of the Company’s internal controls

•	Review the annual report, proxy statement and periodic SEC filings such as the Company’s reports on Form 10K and 10Q, including Management’s Discussion and Analysis, and ensure that the Company’s financial reports fairly represent its operations

•	Review the effectiveness, scope and performance of activities of the independent registered public accounting firm and the internal auditor function

•	Review significant changes in accounting policies

•	Select the independent registered public accounting firm and confirm its independence

•	Review potentially significant litigation

•	Review federal income tax issues

•	Review the Company’s policies with respect to risk assessment and risk management

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•	Review with management the Company’s earnings releases

•	Monitor the Company’s compliance with legal and regulatory requirements

•	Pre-approve audit and non-audit services provided by the independent registered public accounting firm

Members: Mr. Cordeiro (Chair), Mr. D’Aloia, Mr. Norris, Mr. Pallash, and Mr. Volpe. The Board of Directors has determined that both Messrs. Cordeiro and D’Aloia meet the SEC requirements for an “audit committee financial expert” and all current members of the Committee are “financially literate” as required by the NYSE. The Board has also determined that no current Committee member sits on the audit committee of more than three public companies.

Number of Meetings in 2016: 6

Compensation and Organization Committee

The Board of Directors has adopted a written charter that outlines the duties of the Compensation and Organization Committee, including conducting an annual self-assessment. A current copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents”.

The principal duties of this Committee are discussed more fully in the Compensation Discussion and Analysis, and include, among other things:

•	Review and approve compensation policies and practices for senior executives

•	Review and approve the peer groups used for benchmarking compensation levels and design practices as well as Total Shareholder Return (“TSR”) performance

•	Review as necessary the Company’s compensation programs, policies and practices with respect to risk assessment

•	Review performance and establish the total compensation for the Chief Executive Officer

•	Review and approve major changes in the Company’s employee benefit programs

•	Approve Annual Incentive awards, performance-based cash awards and equity awards and grants made under the Company’s Incentive Compensation and Stock Plan

•	Review the Compensation Discussion and Analysis and based on such review, recommend to the Board of Directors that it be included in the annual proxy statement

•	Review stockholder votes and other input on executive compensation practices and determine if any changes are necessary

•	Review significant organizational changes and management succession planning

•	Recommend to the Board of Directors candidates for officers of the Company

•	Oversee evaluation of management performance and development

•	Review stock ownership guidelines and clawback, hedging, and pledging policies

Members: Mr. Greer (Chair), Ms. Johnson, Mr. Norris and Mr. Powell.

Number of Meetings in 2016: 4

Nominating and Corporate Governance Committee

The Board of Directors has adopted a written charter that outlines the duties of the Nominating and Corporate Governance Committee, including conducting an annual self-assessment. A current copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents”. The principal duties of this Committee, among other things, include:

•	Review and recommend candidates for director

•	Recommend Board of Directors meeting formats and processes

•	Oversee corporate governance, including an annual review of governance principles

•	Review and approve director compensation policies, including the determination of director compensation

•	Oversee Board of Directors and Committee evaluation procedures

•	Determine director independence

•	Recommend whether to accept or reject a director resignation or take other action, where a director has failed to receive a majority of votes cast in an uncontested director election

Members: Mr. Volpe (Chair), Mr. Cordeiro, Mr. D’Aloia, Mr. Greer and Mr. Kempthorne.

Number of Meetings in 2016: 3

Executive Committee

The Executive Committee acts in place of the Board of Directors when the full Board of Directors is not in session.

Members: Mr. Brondeau (Chair), Mr. D’Aloia, Mr. Greer and Mr. Cordeiro (Alternate).

Number of Meetings in 2016: The Executive Committee did not meet in 2016.

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Sustainability Committee

The Board of Directors has adopted a written charter that outlines the duties of the Sustainability Committee, including conducting an annual self-assessment. A current copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents”. The principal duties of this Committee, among other things, are to:

•	Monitor the Company’s Sustainability Program, including program development and advancement, goals and objectives, and progress toward achieving those objectives, as well as the following subprograms:

–	Employee occupational safety and health, and process safety programs

–	Environmental responsibility

–	Programs with regard to the American Chemistry Council’s Responsible Care® initiative

Members: Mr. Kempthorne (Chair), Ms. Johnson, Ms. Øvrum, Mr. Pallash and Mr. Powell.

Number of Meetings in 2016: 2

Director Who Presides Over Executive Sessions

In accordance with the FMC Corporation Statement of Governance Principles, Policies and Procedures, the non-employee members of the Board of Directors meet in regularly scheduled executive sessions without management. The Lead Director, Mr. D’Aloia, presides over these sessions. See the section below entitled “Board Leadership Structure” for additional information regarding the role of the Lead Director. In addition, see the section below entitled “Communicating with the Board” for procedures for communicating with the Lead Director.

Director Compensation

Compensation Policy

The Company maintains the FMC Corporation Non-Employee Directors Compensation Policy to provide for the compensation described below. The Nominating and Corporate Governance Committee is responsible for reviewing and approving director compensation. Competitive market data on director pay levels and design practices are prepared by and reviewed with the Company’s consultant, Aon Hewitt. The Non-Employee Directors Compensation Policy is not applicable to directors who are also employees of the Company. Accordingly, Mr. Brondeau received no additional compensation for his service as a director. For a description of the compensation paid to Mr. Brondeau for his service during 2016 as our CEO, see below under the heading “Executive Compensation”.

Retainer and Fees

Currently, each non-employee director is paid an annual retainer of $100,000 or a pro-rata amount for any portion of a year served. The retainer is paid in quarterly installments in cash, or, at his/her election, the director may be compensated in additional restricted stock units. Restricted stock units paid in respect of the annual retainer are subject to forfeiture on a pro-rata basis if the director does not serve for the full year in respect of which the retainer is paid. The forfeiture condition is waived in the event of a change in control of the Company or if the director’s service ceases due to his or her death or disability. Each director who chairs a Committee is paid an additional $10,000 per year except the Chairman of the Audit Committee and the Chairman of the Compensation and Organization Committee, each of whom is paid an additional $15,000 per year. Audit Committee members also receive an additional $5,000 annual retainer. The Lead Director is paid an additional $25,000 annual retainer. On May 1, 2017 the Audit Committee Chairman’s fee will be raised to $20,000.

Annual Grant of Restricted Stock Units

Currently, each non-employee director also receives an annual grant of restricted stock units having a value of $130,000 on the date of grant. These restricted stock units vest at the Annual Meeting of Stockholders held in the year following the date of grant or, if sooner, upon a change in control of the Company. In addition, these restricted stock units will vest on a pro-rata basis if the director dies before the Annual Meeting at which the units would have otherwise vested.

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Payment of Vested Restricted Stock Units

A director is permitted to specify, prior to the year in which the restricted stock units are credited, the date upon which he or she wishes to receive payment in Common Stock of the fully vested restricted stock units. The directors’ ability to sell any distributed shares remains subject to the restrictions of the Company’s Director Stock Ownership Policy, which policy is described below.

Other Compensation

Non-employee directors receive dividend equivalent rights on all restricted stock units awarded as part of their annual retainers and on any vested restricted stock units awarded as an annual grant. Such dividend equivalent rights are credited in the form of additional restricted stock units equal in value to the cash dividends paid to stockholders. No other remuneration is paid to non-employee directors for services as a director of the Company. Non-employee directors do not participate in the Company’s nonqualified deferred compensation plan or employee benefit plans, including, but not limited to, the qualified and nonqualified pension plans. The Company supports the charitable donations of directors under its matching gifts plan that provides a dollar-for-dollar match of gifts up to $15,000 per year to certain educational institutions, arts and cultural organizations, and conservation and civic organizations.

Director Stock Ownership Policy

The Company has established guidelines setting expectations for the ownership of Company stock by directors. The Director Stock Ownership Policy requires that directors hold a minimum of five times the value of the annual retainer, or $500,000. For this purpose, undistributed shares underlying restricted stock units (both vested and non-vested) are considered “held” by a director. Directors are not permitted to sell shares of Company stock, other than to satisfy tax liabilities triggered by Company equity grants, until they are within five years from mandatory retirement . If they have less than five years until mandatory retirement but at least four years, they may sell up to 20% of their shares of Company stock in excess of the $500,000 threshold (their “excess shares”). If they have less than four years until mandatory retirement but at least three years, they may sell up to 40% of the excess shares they then hold. If they have less than three years until mandatory retirement but at least two years, they may sell up to 60% of the excess shares they then hold. Finally, if they have less than two years until mandatory retirement, they may sell any excess shares they then hold. The policy ceases to apply to a director once he or she ceases to serve as a director, and exceptions may be granted by the disinterested members of the Nominating and Corporate Governance Committee on a case by case basis.

DIRECTOR COMPENSATION TABLE 2016

The table below shows the total compensation paid to each non-employee director who served on the Board during 2016.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards(1) ($) (c)	All Other Compensation(2) ($) (d)	Total ($) (e)
Eduardo E. Cordeiro	120,000	130,040	19,586	269,626
G. Peter D’Aloia	130,000	130,040	25,512	285,552
C. Scott Greer	115,000	130,040	5,105	250,145
K’Lynne Johnson	0	230,057	5,451	235,508
Dirk A. Kempthorne	10,000	230,057	23,185	263,242
Paul J. Norris	5,000	230,057	29,244	264,301
Margareth Øvrum	24,990	108,333	0	133,323
Robert C. Pallash	105,000	130,040	16,785	251,825
William H. Powell	100,000	130,040	14,965	245,005
Vincent R. Volpe, Jr.	15,000	230,057	18,559	263,616

(1)	The amounts in Column (c) reflect the grant date fair value of directors’ stock awards for 2016 computed in accordance with FASB ASC Topic 718. The grant date for all directors, with the exception of Ms. Øvrum, was May 1, 2016 and the number of shares granted was based on a closing price of $43.26 as of April 29, 2016. The grant date for Ms. Øvrum was July 1, 2016 (when she joined the Board) and the number of shares granted was based on a closing price of $46.06 as of that date. The aggregate number of restricted stock units outstanding at fiscal year-end for each non-employee director is as follows: Mr. Cordeiro, 9,808; Mr. D’Aloia, 20,092; Mr. Greer, 11,859; Ms. Johnson, 13,644; Mr. Kempthorne, 21,641; Mr. Norris, 49,977; Ms. Øvrum, 2,352; Mr. Pallash, 29,692; Mr. Powell, 14,715; and Mr. Volpe, 33,731.

(2)	This total includes the value of dividend equivalent rights, as well as Company charitable donations under the matching gifts plan, which are limited to $15,000 per director per year. Such matching gifts included: for Mr. Cordeiro, $15,000; for Mr. D’Aloia, $15,000; for Mr. Kempthorne, $12,500; and for Mr. Powell, $8,000.

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Corporate Governance

Communicating with the Board

Stockholders and any interested parties may communicate with the Board of Directors, the Lead Director, or any individual member of the Board as follows: Communications must be in writing, sent care of the Corporate Secretary, FMC Corporation, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA 19104. All communications with the Board, the Lead Director or any individual director will be delivered as addressed.

Director Nomination Process

The Nominating and Corporate Governance Committee and other members of the Board identify candidates for consideration by the Nominating and Corporate Governance Committee. An executive search firm may also be utilized to identify qualified candidates for consideration. The Nominating and Corporate Governance Committee evaluates candidates based on the qualifications for director described in its Charter. These qualifications shall include at a minimum, integrity and the ability to reach thoughtful, independent and logical judgments on difficult and complex issues. In addition, director candidates will be evaluated on the basis of their business experience, stature in their own fields of endeavor, diversity of perspectives they bring to the Board, and whether the candidate meets the independence standard described in the section above entitled “Committees and Independence of Directors”. In seeking candidates who possess diversity of perspective, the Nominating and Corporate Governance Committee considers candidates whose diversity is based on race, gender, industry experience, type of position held, or other board experience. The Nominating and Corporate Governance Committee then presents qualified candidates to the full Board of Directors for consideration and selection. The Nominating and Corporate Governance Committee will consider nominees for election to the Board that are recommended by stockholders, applying the same criteria for candidates as discussed above, provided that a description of each nominee’s qualifications for the directorship, experience and background, a written consent by a nominee to act as such, and other information specified in the By-Laws, accompany the stockholder’s recommendation.

In addition to proposing a candidate for possible nomination by the Nominating and Corporate Governance Committee, any stockholder is entitled to directly nominate one or more candidates for election to the Board of Directors in accordance with the Company’s By-Laws. Notice of a stockholder’s intent to nominate one or more candidates for election as directors at the 2018 Annual Meeting must be delivered to the Company at the address set forth below, not later than January 25, 2018. All nominations, together with the additional information required by the Company’s By-Laws, must be sent to the Corporate Secretary, FMC Corporation, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA 19104. A copy of the Company’s By-Laws may be obtained by writing to the Corporate Secretary at the same address. The Board reserves the right not to include such nominees in the proxy statement.

Stockholder-Nominated Director Candidates

In December 2016, our Board amended our by-laws to include a proxy access provision. The proxy access by-law allows a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in Article IV, Section 2 and 2A of our by-laws. Notice of any such nomination for the 2018 Annual Meeting must be received by the Corporate Secretary of the Company at FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA 19104, no earlier than October 18, 2017 nor later than November 17, 2017. However if the date of our 2018 Annual Meeting is more than 30 days before or more than 60 days after April 25, 2018 (the anniversary of the 2017 Annual Meeting) then notice by the stockholder must be received no earlier than the close of business on the 120th day prior to the 2018 Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the 2018 Annual Meeting and (ii) the tenth day following the day on which notice or prior public disclosure of the date of the 2018 Annual Meeting is given or made to stockholders.

Retirement/Resignation Policy for Directors

Pursuant to our Statement Of Governance Principles, Policies And Procedures, it is the policy of the Board that non-employee Directors will retire from the Board no later than the annual meeting following their 75th birthdays. The mandatory retirement age was increased from 72 in December 2016 in line with current trends. The Board believes that long-tenured directors can be beneficial because of their deep knowledge of the Company acquired through service, the continuity and stability they offer, and their grasp of the historical perspectives that can inform Company strategy. Notwithstanding this change in mandatory retirement age, the Board will continue to evaluate its members annually to ensure that the Board maintains the necessary skills, qualifications, experience and diversity, and the Board will continue to consider and implement changes to the composition of the Board as necessary in light of such evaluations.

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In addition, our Statement Of Governance Principles, Policies And Procedures also requires that a non-employee Director submit his or her resignation from the Board upon termination of his or her active service as an employee or a significant change in responsibilities. The Nominating and Corporate Governance Committee shall review the situation and make a recommendation to the Board as to whether to accept the resignation. In the case of any such required retirement or resignation, the Board may request that a director who would otherwise be due to retire or resign continue his or her service if (a) the policy would result in multiple director retirements in any 12-month period or (b) the Board deems such service to be in the best interest of our stockholders.

In accordance with our majority voting standard for the election of directors in uncontested elections, incumbent director nominees are required to tender a contingent resignation which would become effective if (i) the nominee does not receive a majority of the votes cast with respect to his or her election at any meeting of stockholders at which directors are being elected and (ii) the Board accepts such resignation.

Directors who are also executive officers of the Company are expected to retire from the Board simultaneous with retirement as an executive of the Company unless requested by the Board to continue as a Board member for an agreed period.

Attendance at Annual Meetings

The Company’s policy is that all directors are expected to attend the Annual Meeting of Stockholders. All incumbent directors attended the 2016 Annual Meeting.

Stockholder Proposals for the 2018 Annual Meeting

Stockholders may make proposals to be considered at the 2018 Annual Meeting. In order to make a proposal for consideration at the 2018 Annual Meeting, a stockholder must deliver notice to the Company at the address set forth below, containing certain information specified in the By-Laws, not less than 60 or more than 90 days before the date of the meeting. However, if the Company provides public disclosure of the date of the 2018 Annual Meeting less than 70 days in advance of the meeting date, then the deadline for the stockholder’s notice and other required information is 10 days after the date of the Company’s notice or public disclosure of the date of the Annual Meeting.

In addition to being able to present proposals for consideration at the 2018 Annual Meeting, stockholders may also be able to have their proposals included in the Company’s proxy statement and form of proxy for the 2018 Annual Meeting. In order to have a stockholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to the Company at the address set forth below not later than November 17, 2017, and the stockholder must otherwise comply with applicable SEC requirements. If the stockholder complies with these requirements for inclusion of a proposal in the Company’s proxy statement and form of proxy, the stockholder need not comply with the notice requirements described in the preceding paragraph.

A copy of the Company’s By-Laws may be obtained by writing to the Corporate Secretary, and all notices referred to above must be sent to the Corporate Secretary, FMC Corporation, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA 19104.

Corporate Governance Documents

The Company’s website is located at www.fmc.com. The following corporate governance documents are posted on the Investor Relations page of the website:

•	Audit Committee Charter

•	Compensation and Organization Committee Charter

•	FMC Statement of Governance Principles, Policies and Procedures (This document includes both the Nominating and Corporate Governance Committee Charter and the Company’s Corporate Governance Principles.)

•	Sustainability Committee Charter

Board Leadership Structure

Currently the positions of Chairman of the Board and Chief Executive Officer of the Company are combined. Our Corporate Governance principles provide that the Board should consider the issue of separation of the Chairman and Chief Executive Officer positions under the circumstances prevailing from time to time. When the positions are not separate, a Lead Director shall be appointed from among the independent directors. The Board has determined that the current Board structure, which combines the Chief Executive Officer and Chairman positions, and includes a Lead Director, best serves the interests of the Company and its stockholders. Combining the two roles allows for clear accountability, effective decision-making, alignment with corporate strategy, and continuity of leadership, while maintaining full engagement of the independent directors. As set forth in the Corporate Governance Principles, the responsibilities of the Lead Director under this structure include: serving as the liaison between the Chairman and the independent directors, advising on information sent to the Board, approving meeting agendas and schedules, calling meetings of the independent directors, and presiding at all meetings at which the Chairman is not present, including executive sessions. G. Peter D’Aloia was reappointed Lead Director in April 2016 for a term of two years.

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Board’s Role in Overseeing the Risk Management Process

As part of the Company’s risk management process, the Board regularly discusses with management the Company’s major risk exposures, their potential financial impact on the Company, and the steps the Company takes to manage them. The Board also reviews the designation of the management person or entity responsible for managing such risks, and evaluates the steps being taken to mitigate the risks. The Board’s monitoring role is carried out by either the full Board or a Committee that reports to the Board, depending on the risk in question. The Board has determined that a separate Risk Committee is not warranted at this time.

Code of Ethics and Business Conduct Policy

The Company has a Code of Ethics and Business Conduct Policy that applies to all directors, officers (including its Chief Executive Officer, Chief Financial Officer and Controller) and employees. It is posted on the Investor Relations page of the Company website at www.fmc.com. The Company intends to post any amendments to, or waivers from, the Policy required to be disclosed by either SEC or NYSE regulations on its website.

Compensation and Organization Committee Interlocks and Insider Participation

During the last fiscal year, Messrs. Greer, Norris, Powell and Ms. Johnson served as members of the Compensation and Organization Committee (“Committee”). All members of the Committee during 2016 were non-employee directors, each of whom has been determined by the Board to be independent on the basis described in the above section entitled “Committees and Independence of Directors”. None of the current or former members listed above has been an officer or employee of the Company, and no executive officer of the Company has served on any board of directors or compensation committee of any other company for which any of the Company’s directors served as an executive officer at any time during 2016.

Related Party Transactions Policy

The Board of Directors Statement of Policy with respect to Related Party Transactions sets forth the Company’s position and procedures with respect to review, approval or ratification of related party transactions, including the types of transactions addressed by the Policy, and the corporate function responsible for applying the Policy and related procedures.

Under the Policy, “related parties” are defined to include executive officers and directors of the Company and their immediate family members, a stockholder owning in excess of 5% of the Company (or its controlled affiliates), and entities in which any of the foregoing have a substantial ownership interest or control. With respect to any transaction where a related party receives a benefit in excess of a de minimis amount of $5,000 (when aggregated with all similar transactions) the Policy requires that the transaction be pre-approved (or, if less than $120,000, ratified) by the Audit Committee and disclosed where required by SEC rules. The Policy also provides that any related party who is presented with a “corporate opportunity” within the Company’s line of business, must first offer that opportunity to the Company.

Notwithstanding the foregoing, in the case of an ordinary course of business transaction between the Company and an entity of which a director of the Company is an executive officer or significant stockholder of the entity, provided the director does not otherwise have a material interest in the transaction, the Policy provides a different standard for the review and approval of transactions that involve payments in any year to or from the Company in excess of either: (i) 1% of the Company’s annual consolidated revenue for the most recently completed fiscal year or (ii) the greater of $1 million or 1% of the other entity’s consolidated revenue for the most recently completed fiscal year. If the transaction does not exceed the above-mentioned thresholds (and the director does not have a material interest in the transaction), the transaction will be reviewed by the Nominating and Corporate Governance Committee as part of its review of director independence. If the director does have a material interest in the transaction, regardless of whether the above-mentioned thresholds are exceeded, the transaction must be approved or ratified by the Audit Committee in accordance with the preceding paragraph.

In the event of an ordinary course of business transaction that exceeds the above-mentioned thresholds where the director does not have a material interest, the transaction is not required to be pre-approved by the Audit Committee. Instead, the Audit Committee will review the transaction as soon as possible and will determine whether to either ratify or disallow the transaction. In the case of any such transaction associated with prospective directors, review and approval by the Audit Committee must occur prior to the director’s election. After approval or ratification, in each case the director will provide updated information at least annually on the aggregate payments involved in the transaction. This information will be reviewed by the Nominating and Corporate Governance Committee in connection with its review of directors’ independence. If the aggregate amounts involved in the transaction exceed the thresholds noted above, the Audit Committee shall be required again to review and ratify the transaction.

The Related Party Transactions Policy does not apply to transactions available to all employees generally and transactions involving solely matters of executive compensation.

There were no related party transactions to be approved or ratified by the Audit Committee under the Policy or disclosed pursuant to SEC rules. Notwithstanding the foregoing, please see information relating to non-material transactions within the past three years between the Company and the organization of which Mr. Cordeiro is an executive officer, in the above section entitled “Committees and Independence of Directors”.

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V.	SECURITY OWNERSHIP OF FMC CORPORATION

Management Ownership

The following table shows, as of December 31, 2016, the number of shares of Common Stock beneficially owned by each current director or nominee for director, the executive officers named in the Summary Compensation Table, and all current directors, nominees for director and executive officers as a group. Each director or nominee and each executive officer named in the Summary Compensation Table (“NEOs”) beneficially owns less than one percent of the Common Stock.

Name	Beneficial Ownership on December 31, 2016 FMC Common Stock	Percent of Class
Pierre Brondeau(1)	670,045	*
Eduardo E. Cordeiro(2)	11,606	*
G. Peter D’Aloia(2)	94,896	*
Mark Douglas(1)	132,627	*
Paul Graves(1)	103,272	*
C. Scott Greer(2)	51,008	*
K’Lynne Johnson(2)	10,638	*
Dirk A. Kempthorne(2)	25,018	*
Eric Norris(1)	39,904	*
Paul J. Norris(2)	53,971	*
Margareth Øvrum(2)	0	*
Robert C. Pallash(2)	33,948	*
William H. Powell(2)	15,708	*
Andrea E. Utecht(1)	203,509	*
Vincent R. Volpe, Jr.(2)	45,651	*
All current directors, nominees and executive officers as a group—15 persons(1)(2)	1,491,801	1.1
*	Less than one percent of class
(1)	Shares “beneficially owned” include: (i) shares owned or controlled by the individual; (ii) shares held by the FMC Corporation Savings and Investment Plan for the account of the individual as of December 31, 2016; (iii) restricted stock units; and (iv) shares subject to options that are exercisable within 60 days of December 31, 2016. Item (iii) includes restricted stock units which the holder has no power to vote or dispose of, but in respect of which the holder is entitled to a cash payment equal to the amount of any dividends paid by the Company on its Common Stock. These units are: 113,235 for Mr. Brondeau, 51,910 for Mr. Graves, 56,073 for Mr. Douglas, 20,252 for Mr. Norris, 25,855 for Ms. Utecht, and 267,325 for all executive officers as a group. Item (iv) includes options to purchase 320,231 shares for Mr. Brondeau; options to purchase 22,498 shares for Mr. Graves; options to purchase 51,596 shares for Mr. Douglas; options to purchase 11,289 shares for Mr. Norris; options to purchase 78,385 shares for Ms. Utecht; and options to purchase 483,999 shares for all executive officers as a group. They do not include any of the performance-based restricted stock units that were granted to the NEOs in 2016 or the special performance-based restricted stock unit grant made to Mr. Brondeau in 2015, to which dividend equivalent rights are attached in both cases.
(2)	Includes vested restricted stock units credited to individual accounts of non-employee directors (see section above entitled “Director Compensation”). The number of restricted stock units credited to directors included in the table above is as follows: Mr. Cordeiro, 6,802; Mr. D’Aloia, 17,086; Mr. Greer, 8,853; Ms. Johnson, 10,638; Mr. Kempthorne, 18,635; Mr. Norris, 46,971; Ms. Øvrum, 0; Mr. Pallash, 26,956; Mr. Powell, 11,708; and Mr. Volpe, 30,725. Directors have no power to vote or dispose of shares represented by restricted stock units until the shares are distributed and, until such distribution, directors have only an unsecured claim against the Company. The holders of these restricted stock units will be credited with additional restricted stock units having a value equal to the amount of any dividends paid by the Company on its Common Stock.

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Other Security Ownership

Based on available information, the persons listed below beneficially own more than five percent of the Company’s outstanding shares of Common Stock as of December 31, 2016:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
The Vanguard Group, Inc.	12,910,294 shares	(1)	9.65%
100 Vanguard Boulevard
Malvern, PA 19355
Glenview Capital Management, LLC and Larry Robbins	9,547,818 shares	(2)	7.14%
767 Fifth Avenue, 44th Floor
New York, NY 10153
BlackRock, Inc.	8,592,760 shares	(3)	6.42%
55 East 52nd Street
New York, NY 10055
Capital World Investors	7,499,005 shares	(4)	5.60%
333 South Hope Street
Los Angeles, CA 90071
(1)	Based on a Schedule 13G/A filing dated February 13, 2017, as of December 31, 2016, The Vanguard Group, Inc. had sole voting power as to 211,646 of such shares, shared voting power as to 20,954 shares, sole dispositive power as to 12,678,951 shares and shared dispositive power as to 231,343 shares.
(2)	Based on a Schedule 13G/A filing dated February 14, 2017, as of December 31, 2016, Glenview Capital Management, LLC and Larry Robbins had shared voting power and shared dispositive power as to all of the shares.
(3)	Based on a Schedule 13G/A filing dated January 24, 2017, as of December 31, 2016, BlackRock, Inc. had sole voting power as to 7,438,632 of such shares and sole dispositive power as to all of the shares.
(4)	Based on a Schedule 13G/A filing dated February 13, 2017, as of December 31, 2016, Capital World Investors had sole voting power and sole dispositive power as to all of the shares.

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VI.	EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion & Analysis describes the philosophy, objectives and structure of our fiscal year 2016 executive compensation program. This section is intended to be read in conjunction with the tables which immediately follow, which provide further historical compensation information for our named executive officers (“NEOs”) as identified below.

The NEOs in 2016 were:

Pierre Brondeau	President, Chief Executive Officer and Chairman of the Board
Paul Graves	Vice President and Chief Financial Officer
Mark Douglas	President, FMC Agricultural Solutions
Eric Norris	President, FMC Health and Nutrition
Andrea Utecht	Executive Vice President, General Counsel and Secretary

Quick CD&A Reference Guide

Executive Summary Section I	27
Objectives and Philosophy Section II	29
Compensation Determination Process Section III	30
Components of Executive Compensation Section IV	31
Additional Compensation Policies and Practices Section V	36

Executive Summary

Despite continued challenging Agricultural market conditions, FMC’s 2016 performance was stronger than 2015, with adjusted earnings per share rising 14 percent year over year. The actions we have taken throughout 2015-2016 position FMC to deliver significant earnings growth in 2017 and our long-term fundamentals remain solid.

Our corporate performance, as well as our stock price performance, rebounded exceptionally. Highlights include:

•	Consolidated revenue of $3,282 million

•	Consolidated GAAP earnings per diluted share of $1.56

•	Consolidated adjusted earnings per diluted share of $2.82

•	Agricultural Solutions segment earnings of $400 million

•	Health and Nutrition segment earnings of $191 million

•	Lithium segment earnings of $70 million

•	Our TSR for 2016 was 56.62%; not only was that a sharp turnaround from the prior year, it places us in the upper quartile of our peers

All of the aforementioned achievements are reflective of our culture, our people and our strategic business goals. Further, we believe our executive team has been properly motivated through our executive compensation program to focus on the achievement of these goals, both in the short term and long term. While we are proud of the achievement of many of our operational goals in 2016, we also realize that an intense focus on the long-term health and direction of the Company is essential. As such, our executive compensation program has been carefully constructed to properly motivate executives to create long-term, sustainable stockholder value, and to only reward executives for the achievement of various goals. In fact, we link a significant portion of compensation, including approximately 86% of our CEO’s compensation, directly to key measures of our corporate performance – including adjusted earnings, cash outflows and share price performance (both absolute and relative).

How Our Pay Program Works

We believe that the design and structure of our pay program, and in particular our incentive plans, support FMC’s business strategy and organizational objectives while successfully aligning executive focus and interest with that of stockholders. This section of our Compensation Discussion and Analysis demonstrates this. Our annual incentive plan reflects a balanced mix of income statement and balance sheet metrics, while our long-term performance awards are based on relative TSR performance to align with stockholder value. All elements have been carefully chosen and utilized; as you’ll see, the value received and realizable for FMC executives is aligned with corporate performance.

Elements of Pay

Our compensation program is designed to reward executives for achievement of our Company’s short-term and long-term strategic goals. In doing so, we have also constructed the pay program to attract and retain world-class talent and to align executive compensation pay opportunities with the interests of stockholders. The Committee has selected the following framework to achieve these objectives:

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Target Direct Compensation Mix

Consistent with our objectives as stated above, and our overarching focus on pay and performance alignment, as illustrated in the graphic below:

•	The largest portion of compensation is variable, at-risk pay, in the form of annual and long-term incentives (including annual incentive, RSUs, options and performance-based RSUs)

•	Our program provides a balance between long-term and short-term awards, consistent with our business strategy

Compensation Program Governance

Our Committee is responsible for oversight of the Company’s compensation program and values. A significant part of this is aligning management interests with the Company’s business strategies and goals, as well as the interest of our stockholders, while also mitigating excessive risk taking. To that end, FMC has committed to numerous governance practices and safeguards to ensure the compensation program does not misalign those interests.

What We Do	What We Don’t Do
Use equity for long-term incentive awards	No highly leveraged incentive plans that encourage excessive risk taking
Determine long-term incentive award guidelines based on relative TSR	No excessive perquisites
Provide change in control benefits under double-trigger circumstances only	No guaranteed bonuses
Benchmark against peers whose profile, operations, and business markets share similarities with the Company	No discounted stock options
Require significant executive share ownership	No uncapped incentive award payments
Apply anti-pledging and anti-hedging policy for Company shares	No repricing or backdating of stock options
Provide a clawback policy designed to recoup incentive compensation paid to executive officers based on erroneously prepared financial statements	No immediate vesting of stock options or restricted stock units except for certain change-in-control with termination and retirement-eligible situations
Engage an independent advisor, who performs no other compensation consulting work for the Company	As of 2010, no new tax gross-ups under our executive officer pay program
Maintain an appropriate balance between short-term and long-term compensation which discourages short-term risk taking at the expense of long-term results

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Consideration of Results of the Advisory Vote on Executive Compensation

At the 2016 Annual Meeting of Stockholders, our advisory (non-binding) stockholder vote on executive compensation received less than majority support from voting stockholders, a marked material change from prior years when support levels were annually higher than 90%. The Compensation and Organization Committee considered this outcome and was disappointed with the decline in year-over-year results. While the Committee believed that the Company’s current executive compensation program had been effective in implementing the Company’s stated compensation philosophy and objectives, it was apparent that stockholders disagreed.

To understand stockholder concerns related to the lower voting results in 2016, the Committee and certain members of management embarked on an expanded stockholder outreach effort. This effort included reaching out to stockholders representing approximately 80% of our outstanding shares, as well as to Institutional Shareholder Services, Inc. (“ISS”) and Glass Lewis & Co. Over 50% of our stockholders responded to this outreach and either agreed to have discussions on our pay programs or noted general satisfaction with our practices and did not see a need for such a meeting. All of these meetings were led by at least one member of our Compensation Committee, and typically also included representatives from our Investor Relations and Human Resources teams. These discussions were helpful in driving a better understanding of investor expectations regarding the design and disclosure of our executive compensation programs. The following table illustrates some common themes from these discussions:

Perceived Stockholder Concerns in 2016

•	The special one-time equity award granted in 2015 was a key driver of votes against Say on Pay

	–	Of noted concern was the timing of the special equity award and the share price decrease

	–	Explanation in the proxy about the rationale for the award itself, and the structure and size of the special equity award as well as the context was considered insufficient

	–	Disfavored additional compensation for items they believe are already part of the CEO’s job, such as additional compensation for acquisitions

•	Overall CD&A disclosure levels were considered insufficient

Other Feedback

•	Design of the regular ongoing compensation program and structure in general viewed as sound and sufficiently performance based

•	Open to, and in some cases prefer, the inclusion of additional performance metrics in the long-term incentive program

Our Committee appreciated this feedback and took the opportunity to more fully discuss the special equity award granted to Mr. Brondeau in 2015. At the time the award was contemplated and ultimately made, the Committee felt it was an important step in recognizing his continued leadership subsequent to complete transformation of the Company’s portfolio through several significant acquisitions and divestitures. It was the Committee’s view that this grant was needed for retentive purposes and that any risk to stockholders associated with the size of the award was mitigated by the use of rigorous performance hurdles that ensure that value is only delivered to Mr. Brondeau if value is also provided to stockholders. The Committee now recognizes that this rationale and decision-making process were not fully articulated in our 2016 CD&A. In engagement meetings, stockholders were very receptive to this discussion and appreciated the candid insight into the process. The Committee has agreed to improve overall CD&A disclosure to provide more context behind the pay setting process, and final decisions that are ultimately made. Additionally, in light of comments about the Company’s use of equity, the Committee is committed to monitoring its dilution and burn rate associated with equity compensation grants relative to peers to ensure that our use of equity is within acceptable industry and market norms.

As noted to stockholders during our recent engagement efforts, the CEO’s 2015 grants were intentionally highly performance based at a mix of 50% stock options and 50% relative TSR. At the end of 2016, the stock options were underwater and the performance on relative TSR shares was below the threshold vesting level. As such, there is little to no current value to the award. However, the award continues to provide the opportunity for value in return for improved Company performance.

Objectives and Philosophy

The Company’s executive compensation program is designed to attract, motivate and retain top talent, to pay for performance and to align the financial interests of the NEOs with those of the Company’s stockholders. In designing compensation arrangements for NEOs, the Committee has considered the importance of:

•	Balancing variable compensation components so that appropriate focus is put on achieving both short-term and long-term operating and strategic objectives;

•	Motivating the NEOs to achieve desired financial and operational results using sound business judgment and without inappropriate risk taking; and

•	Ensuring that the achievement of key financial goals and strategic objectives is financially rewarding for the NEO.

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The Company has historically used both industry surveys and analysis of proxy statements from peer companies (the “Market”) prepared by the independent compensation consultant to assess market competitiveness of the components of its NEO compensation, including the appropriate mix of cash and equity, as well as NEO benefits and perquisites. Proxy statement data may not be available for all jobs that are direct comparisons to jobs held by the Company’s NEOs. In such cases, the Company relies on the broader survey data to assess market competitiveness of the elements of executive compensation. The Company also believes that internal equity is an important and necessary consideration in valuing jobs. We believe it is critical to pay executives at a competitive level relative to our peer group in order to attract and retain the talent we need to deliver high performance. While competitive, size-adjusted positional benchmark data was prepared consistent with past practice, this benchmark data was inconsequential to the compensation awards for 2016. Individual pay decisions were made based on a variety of factors such as company, business unit and individual performance, scope of responsibility, critical needs and skills, leadership potential and succession planning.

The Committee believes that subjecting a significant percentage of total direct compensation (“TDC”) to performance conditions helps focus the executive on achieving key objectives that are important to delivering the performance expected by stockholders. The Committee has determined, based on an assessment of the Company’s executive compensation programs by its consultant, that its compensation policies and programs do not give rise to inappropriate risk taking or risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Determination Process

Role of Compensation and Organization Committee and CEO

The Committee recognizes its responsibility to maintain a competitive executive compensation program that will ensure the Company’s ability to attract, motivate and retain top talent while at the same time aligning the financial interests of the executives with stockholders. Pay for performance and market-based compensation are important elements of the Company’s compensation philosophy. The Company considers several measures of corporate performance, job performance and labor market dynamics in the design and administration of the NEO compensation arrangements described later in this section.

The Committee establishes total compensation for the chairman, president and CEO annually at its February meeting. The Committee reviews and evaluates the performance of the CEO and develops base salary and incentive payment recommendations for the review and approval of the full Board of Directors. The CEO does not participate in Committee or Board discussions regarding his own compensation.

The Committee, with the input of the CEO, also establishes compensation for all the other NEOs. Specifically, the CEO evaluates the performance of the other NEOs annually and makes recommendations to the Committee each February regarding the compensation of those other NEOs. The CEO’s input is particularly important in connection with base salary adjustments, the issuance of “Key Manager Awards” and the determination of Annual Performance Incentive (“API”) ratings as part of our Annual Incentive program. In each of these instances, the process starts with the CEO’s recommendation, and that recommendation is afforded great weight by the Committee. The CEO participates in Committee discussions regarding other NEOs’ compensation. The Committee views the CEO’s significant role in the compensation process for other NEOs, and the deference afforded to his recommendations, as appropriate in light of his greater familiarity with the day-to-day performance of his direct reports and the importance of incentive compensation in driving the execution of managerial initiatives developed and led by the CEO. That said, the Committee makes the ultimate determination regarding the compensation of each of the NEOs.

Role of Compensation Consultant

For the first seven months of 2016, Meridian Compensation Partners, LLC (“Meridian”) served as the Committee’s independent compensation consultant. Meridian’s advice was taken into consideration for all aspects of 2016 compensation as delineated in the Summary Compensation Table. In August 2016, the Committee engaged Aon Hewitt (“Aon”) for executive compensation advisory work going forward. Aon’s advice is being taken into account for compensation to be paid beginning in 2017 and thereafter.

For 2016, Meridian provided the Committee with advice and counsel on a broad range of executive compensation matters. The scope of their services included, but was not limited to, the following:

•	Apprising the Committee of compensation-related trends and developments in the marketplace;

•	Informing the Committee of regulatory developments relating to executive compensation practices;

•	Advising the Committee on appropriate peer companies for compensation pay levels and design practices, as well as relative performance comparisons;

•	Providing the Committee with an assessment of the market competitiveness of the Company’s executive compensation;

•	Assessing the executive compensation structure to confirm that no design elements encourage excessive risk taking;

•	Assessing the relationship between executive compensation and corporate performance; and

•	Recommending changes to the executive compensation program to maintain competitiveness and ensure consistency with business strategies, good governance practices and alignment with stockholder interests.

FMC did not engage Meridian for any compensation consulting services other than executive compensation in 2016.

For 2016, in determining the independence of Meridian, the Committee considered independence in light of the six independence factors set forth in the SEC rules and NYSE listing standards. The committee has concluded that Meridian was independent, as no conflict of interest

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existed between Meridian and the Company. In its hiring of Aon, the Committee considered the same SEC independence factors and NYSE listing standards and concluded that the AON executive compensation team is independent. The Committee considered that no business or personal relationships exist between any members of the consultants’ teams advising the Company on the one hand, and the Company, any members of the Committee or any executive officers on the other hand, other than in connection with the services provided. In addition, the total fees paid by the Company to the consultants for all services during fiscal year 2016 were far less than one percent of Aon’s total revenue for the applicable fiscal year.

Peer Group

The Company relies on both industry surveys and analysis of proxy statements from peer companies (the “Market”) prepared by its compensation consultant to assess the market competitiveness of the components of its NEO compensation and to validate the appropriateness of TDC, including the appropriate mix of cash and equity, as well as NEO benefits and perquisites. Proxy statement data may not be available for all jobs that are direct comparisons to jobs held by the Company’s NEOs. In such cases, the Company relies more on the broader survey data to assess acceptable ranges for the elements of executive compensation. The Company also believes that internal equity is an important and necessary consideration in valuing jobs. The Company may, as a matter of policy, adjust individual components of TDC to align with its general executive pay philosophy as described in the preceding section. However the Company does not adjust components of TDC based on the amount of compensation earned by an NEO in any prior period.

Below are peer companies from which proxy data was used in the most recent executive compensation study. The peer group is reviewed periodically for appropriateness and comparability. Criteria used for selecting peer group companies include: similar industry representation, revenue and market capitalization in the range of one-third to five times FMC.

Airgas, Inc.	Huntsman Corporation
Air Products & Chemicals, Inc.	Ingredion Incorporated
Albermarle Corporation	International Flavors and Fragrances, Inc.
Ashland, Inc.	Olin Corporation
Celanese Corporation	PPG Industries, Inc.
Chemtura Corporation	Scott’s Miracle-GRO Company
Cytec Industries Inc.	Syngenta AG
Eastman Chemical Company	The Mosaic Company
Ecolab Inc.	The Valspar Corporation
Grace, (W.R.) & Company	Westlake Chemical Corporation

	Market Cap ($mm)	Revenue ($mm)
20 Peers
25th percentile	$5,974	$3,045
Median	$8,455	$5,354
75th percentile	$10,862	$9,710
FMC Corporation
	$5,786	$3,277
Rank	24%	28%

Note: Statistics reflect FY 2015 data for revenue and April 2016 data for market cap.

Components of Executive Compensation

The NEO compensation program consists of three primary elements: base salary, an annual incentive and a long-term incentive. Each of these elements is commensurate with the level of responsibility and impact of our results for each executive.

Base Salary

Salary ranges for NEOs are established based on similar positions in other companies of comparable revenue, size and complexity included in the Market. Performance levels from “does not meet expectations” to “exceeds expectations” provide guidance for the administration of salaries.

Starting salaries are based on the employee’s skills, experience, expertise and expected job performance. Subsequent salary adjustments for the NEOs (except the CEO) are based on job performance as assessed by the CEO who recommends the appropriate base salary to the Committee for their approval. The Committee itself determines any salary adjustment for the CEO. Base salary reviews are part of the broader compensation review that occurs at the February meeting of the Committee and focus on the performance of the NEOs in their respective major responsibility areas (“MRAs”). MRAs include but are not limited to, financial management, customer relations, strategic planning and business development, operational excellence, safety performance, staffing and talent management, performance management, and litigation management. For 2016, salary increases transitioned from anniversary hire date to a common salary increase date of April 1. Salary increases were prorated to account for NEOs who had more than 12 months since their last salary review (Jan-Mar 2015) and those whose review period was less than 12 months. The following table represents the change in base salary for the NEOs in 2016.

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NEO	2015 Base Salary	2016 Base Salary	% Change
Pierre Brondeau	$1,100,000	$1,166,440	6.0%
Paul Graves	$668,429	$681,798	2.0%
Mark Douglas	$573,681	$585,155	2.0%
Eric Norris	$397,200	$403,820	1.7%
Andrea Utecht	$476,744	$498,305	4.5%

Annual Incentive

The Incentive Compensation and Stock Plan (“ICSP”) is a stockholder-approved plan designed to facilitate the delivery of both short-term and long-term incentives.

The Annual Incentive is a cash component of the ICSP that rewards NEOs for the achievement of key short-term objectives. It is designed to recognize and reward both individual and team achievement. The Committee reviews and approves the award design, performance measures and objectives. The Committee also reviews and approves the award results and payouts.

Annual Incentive opportunities were unchanged in 2016, and were as follows:

	Target	Maximum
	(as a % of base salary)
Pierre Brondeau	120%	240%
Paul Graves	60%	120%
Mark Douglas	70%	140%
Eric Norris	60%	120%
Andrea Utecht	60%	120%

The Annual Incentive is comprised of two components:

•	Business Performance Incentive (“BPI”)

•	Annual Performance Incentive (“API”)

The weighting of the BPI and API components was in each case 70%  BPI and 30% API.

Business Performance Incentive (“BPI”)

The BPI component is focused on two key corporate-wide financial measures, adjusted earnings and cash outflow, and two key business-unit measures, earnings before interest and taxes (EBIT) and working capital. For Messrs. Brondeau and Graves and Ms. Utecht, their 2016 BPI performance measures were weighted between adjusted earnings (70%) and cash outflow (30%). For Messrs. Douglas and Norris, their 2016 BPI performance measures included the two corporate financial measures, as well as business unit measures. For Mr. Douglas, the business unit measure was EBIT, and for Mr. Norris, the business unit measures were EBIT and working capital. The Committee selected these additional measures in order to incent management to focus on the profitable growth of their respective business units.

Metrics, targets and actual results for 2016 were as follows:

Name	BPI Components	Target Performance(1)	Actual Results(2)	Percent of Target	BPI Rating Component	Overall BPI Rating
Pierre Brondeau
	Adjusted Earnings	320.0 m	383.1 m	70%	2.00
	Cash Outflow	-395.0 m	-210.7 m	30%	2.00	2.00
Paul Graves
	Adjusted Earnings	320.0 m	383.1 m	70%	2.00
	Cash Outflow	-395.0 m	-210.7 m	30%	2.00	2.00
Mark Douglas
Corporate	Adjusted Earnings	320.0 m	383.1 m	35%	2.00
	Cash Outflow	-395.0 m	-210.7 m	15%	2.00
FMC Agricultural Solutions	EBIT	350.0 m	401.4 m	50%	1.52	1.76
Eric Norris
Corporate	Adjusted Earnings	320.0 m	383.1 m	35%	2.00
	Cash Outflow	-395.0 m	-210.7 m	15%	2.00
FMC Health & Nutrition	EBIT	200.0 m	192.9 m	35%	0.29
	Working Capital	†	†	15%	0.83	1.225
Andrea Utecht
	Adjusted Earnings	320.0 m	383.1 m	70%	2.00
	Cash Outflow	-395.0 m	-210.7 m	30%	2.00	2.00
(1)	The target performance signifies performance that will yield a BPI rating of 1.0.
(2)	The levels of these BPI measures may differ from the amounts reported in our financial statements because the BPI measures are adjusted to exclude gains or losses attributable to (i) certain extraordinary and/or non-recurring events (such as business acquisitions or dispositions or business restructuring charges), and (ii) certain other items not reflective of operating performance (such as the impact of changes in currency exchange rates or changes in accounting principles). In 2016, however, these adjustments did not materially affect the amount of any NEO’s Annual Incentive Award.
†	This information is both confidential and competitively sensitive and is therefore not disclosed.

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Annual Performance Incentive (“API”)

The API generally consists of a set of non-financial objectives specific to each NEO, but may include financial measures at the discretion of the CEO. The CEO’s 2016 APIs, as approved by the Committee, included objectives relating to delivering profitable growth despite a challenging agricultural chemical market by leveraging the Cheminova acquisition and synergies, continued stabilization of the Health and Nutrition business by driving operational excellence and cost reduction and refining the strategy of underperforming product lines, continuing to work on operational excellence and cost reduction in the Lithium business and fully implementing the focused strategy on downstream applications, keeping control on capital spending, and safety.

Mr. Brondeau’s principal accomplishments which formed the basis for his API rating set forth below include: completing the Cheminova integration ahead of schedule and exceeding targeted synergies, while growing Agricultural Solutions earnings by 10% in a market that was down by 10%, with strong cash generation; strong operational performance and cost control in Health and Nutrition with good performance in the core businesses of the segment; very strong operational and financial performance in lithium, with the downstream-focused strategy yielding results above expectations, solid progress towards putting in place a long term supply agreement for lithium carbonate, and critical manufacturing expansions in lithium hydroxide in place; a record low injury rate of .22 for the year, with an injury-free fourth quarter; and capital spending maintained below depreciation and amortization levels, despite accelerated capacity expansions.

In addition, the CEO established API measures and objectives unique to each NEO as set forth below.

Mr. Graves’ 2016 APIs consisted of objectives relating to completing the reorganization of the finance organization and establishing succession plans for senior leaders in the function; leadership of the IR function; development, together with the CEO and business heads, of post-Cheminova strategy along with the appropriate capital structure for such strategy and operational needs; and driving improved cash generation across the Company. Mr. Graves’ principal accomplishments which formed the basis for his API rating set forth in the table below include: migrating multiple regional finance processes into a newly established financial reporting and accounting group in Cork, Ireland, and commencing centralization of payroll and other pay-related processes there; consolidating internal controls and internal audit functions, and adding enterprise risk management to the function; leading multiple investor-focused events, including presentations and road shows; leading analysis of strategic alternatives for sourcing lithium carbonate in our lithium segment and helping to develop a strategy for Omega 3; developing a refinancing plan for various elements of capital structure; looking at redesign of various pension plans, leading to annuitization of one plan and restructuring of other plans; improving cash generation by reducing receivables and inventory levels in different businesses and focusing on monetization of non-productive assets; and allocating capital spending on highest return and critical areas, resulting in spending coming in under budget.

Mr. Douglas’ APIs consisted of objectives relating to safety; completing the integration of Cheminova; certain strategic imperatives, including pricing recovery especially in Brazil, receivables reduction, portfolio rationalization, optimizing future manufacturing, expanding the plant health platform, and ensuring a robust R&D pipeline; initiatives around people, talent and succession planning. Mr. Douglas’ principal accomplishments which formed the basis for his API rating set forth in the table below include: reducing the overall injury rate in half and reducing non-manufacturing injuries as well as focusing on improving safety at toll manufacturing operations; completing the Cheminova integration with two planned exceptions: India and manufacturing integration, while achieving targeted cost reductions; successfully executing on the strategic imperatives designated in his objectives, including completing the portfolio rationalization, achieving price recovery in Brazil, reducing receivables, progressing the pipeline of new active ingredients and launching two new biological formulations in 2016, expanding the plant health platform, and planning for the future manufacturing network; and significant achievements in diversity as well as strong progress on development and succession plans.

Mr. Norris’ APIs consisted of objectives relating to safety, diversity, driving growth through improved sales effectiveness and applications, strengthening the leadership and capabilities of the R&D organization and increasing portfolio value, developing a strategy for growth through acquisition, and generating improved returns by driving manufacturing and process excellence. Mr. Norris’ principal accomplishments which form the basis for his API rating set forth in the table below include: achieving nearly an injury free safety rate for the year, increased diversity representation in recruiting pipeline, restructuring of sales force to enhance key account management, while building better capability to develop commercial opportunities; developing improved systems, processes, and collaboration across the commercial group, including creation of regional management teams and strategies; eliminating marginal R&D projects and improving rigor of stage gate reviews, while fast-tracking two product launches for 2017 and developing several new consumer-based programs resulting from a correlation between market trends and the business’s capabilities; and implementation of several manufacturing and process improvement projects resulting in cost benefits above target; as well as developing lower-cost third party supply options to improve competitive position.

Ms. Utecht’s APIs consisted of objectives related to continuing integration of legal policies and procedures, including outside cost control and compliance into legacy Cheminova operations; developing a Vision  2020 strategic plan for the global law function; leading a Data Privacy Council to facilitate implementation of new data privacy requirements; managing legal costs to budget and improving law department efficiencies; and helping drive Company diversity and inclusion initiatives, as well as development and succession planning initiatives in the Law Department. Ms. Utecht’s principal accomplishments which formed the basis for the rating set forth in the table below include: putting into place European regional counsel to implement and train on policies and monitor cost control within legacy Cheminova operations; increasing focus on compliance, including establishment of Chief Compliance Officer position and rolling out of new robust compliance program in Asia; establishing a Vision 2020 plan for the legal function, with strategic imperatives aligned with and designed to support the three business segments’ strategies, as well as to improve operational efficiencies in the law department and control of legal costs; leading a working group in developing a detailed operational path towards compliance with new data privacy laws, especially in the EU; maintaining outside legal costs within budget; providing leadership support for diversity and inclusion initiatives; and establishing development programs within the legal function.

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The overall API rating for each NEO consists of a weighted average of the results of his or her rating on each of his or her individual API objectives, and the resulting weighted index yields an overall API rating between zero and 2.0. Based on the evaluators’ determinations, as described above, in 2016, Mr. Brondeau achieved an overall API rating of 1.5; Mr. Graves achieved a 1.5; Mr. Douglas achieved a 1.5; Mr. Norris achieved a 1.2; and Ms. Utecht achieved a 1.5.

The weighting of the API and BPI components was in each case 70% BPI and 30% API. Target payouts vary by position as a percentage of base salary. Specifically, Mr. Brondeau had an Annual Incentive target of 120% of base salary; Mr. Graves, Mr. Norris and Ms. Utecht had Annual Incentive targets of 60% of base salary; and Mr. Douglas had an Annual Incentive target of 70% of base salary. By design, each NEO’s maximum payment is limited to two times their Annual Incentive target.

The actual Annual Incentive amounts earned in 2016 by the NEOs appear in footnote (2) to Column (g) of the Summary Compensation Table. Annual Incentive calculations are provided in the table below for each NEO in 2016.

2016 ACTUAL PERFORMANCE AND PAYOUTS TABLE

NEO	BPI % of Target	BPI Rating	API % of Target	API Rating	Target Incentive	2016 Actual Incentive
Pierre Brondeau	70%	2.00	30%	1.50	$1,379,796	$2,552,623
Paul Graves	70%	2.00	30%	1.50	$407,074	$753,100
Mark Douglas	70%	1.76	30%	1.50	$407,600	$685,602
Eric Norris	70%	1.225	30%	1.20	$241,299	$293,789
Andrea Utecht	70%	2.00	30%	1.50	$295,748	$547,160

Long-Term Incentives

In 2016, long-term incentives were granted to executives via three different vehicles: stock options, restricted stock unit awards and performance-based restricted stock unit awards.

The Committee believes that LTI awards should compensate NEOs, in a meaningful way, for delivering sustainable long-term value to stockholders. LTI awards for the NEOs, except for the CEO, are recommended by the CEO and approved by the Committee. The LTI award for the CEO is recommended by the Committee and approved by the full Board of Directors. All LTI awards are approved during the February meetings of the Committee and the Board.

In 2016, the Committee increased the percentage of LTI performance-based awards granted. The decision was the result of the feedback received via stockholder engagement throughout the year, as well as advice of our independent compensation consultant. For the CEO, the Committee determined to allocate 20% to RSUs, 30% to options and 50% to performance-based RSUs (“PSUs”). For other NEOs, this split was 30%/30%/40%, respectively.

2016 LTI Vehicle Mix

Given this new mix, annual LTI awards were granted in 2016 as follows:

NEO	RSUs ($)	Options ($)	PSUs ($)	Total ($)
Pierre Brondeau	$1,100,000	$1,650,000	$2,750,000	$5,500,000
Paul Graves	$293,260	$293,260	$391,014	$977,534
Mark Douglas	$246,820	$246,820	$329,093	$822,733
Eric Norris	$121,852	$121,852	$162,469	$406,172
Andrea Utecht	$196,083	$196,083	$261,444	$653,610

Stock Option Awards

In determining the number of options required to meet the compensation level approved for an NEO, the Company divides that portion of the Committee-approved LTI award value related to stock options by the fair value of the option based on a Black-Scholes pricing model calculation using a 30-day average stock price for the period immediately preceding the February meeting of the Committee.

The exercise price of all stock option awards to NEOs is equal to the closing price of the Company’s stock on the date of the grant, and all options vest ratably over a three-year period.

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Restricted Stock Unit Awards

In determining the amount of restricted stock units required to meet the compensation level approved for an NEO, the Company divides that portion of the LTI award value related to restricted stock units for that year by a 30-day average stock price for the period immediately preceding the February meeting of the Committee.

Once the restriction expires, the shares, less any shares used to satisfy statutory tax withholding obligations, are issued to the NEO. Unvested restricted stock units are generally cancelled upon cessation of employment, except in certain circumstances.

Restricted stock unit awards generally vest over a three-year period.

Performance-Based Restricted Stock Unit Awards

For 2016, performance-based cash awards were replaced with a performance-based restricted stock unit award. The Committee believes that moving in this direction will further align pay with performance in the interest of the stockholders.

It should be noted that the change from performance-based cash to performance-based RSUs affects the presentation of LTI in the Summary Compensation Table below, because of differences in how cash and stock are required to be reported under SEC rules. Specifically, performance-based cash is reported only when and if earned, whereas performance-based RSUs are reported in the year of grant, based on their grant date (i.e. target) value, without regard to when or if the awards are ultimately earned. Because of this required difference in presentation, caution should be used in comparing 2016 compensation to prior years in the Summary Compensation Table below. In the absence of the change from performance-based cash to performance-based RSUs, 2016 compensation reported for each NEO would have been lower by an amount equal to the grant date fair value of the performance-based RSUs, as shown in the last column of the table below entitled “Grants of Plan-Based Awards Table 2016.”

These awards are based on relative TSR performance as measured over a three-year period against competitors listed below.

A. Schulman, Inc.	Koninklijke DSM N.V.
Akzo Nobel N.V.	Minerals Technologies, Inc.
Albermarle Corporation	Monsanto Company
American Vanguard Corporation	NewMarket Corporation
Ashland Global Holdings, Inc.	Novozymes A/S
BASF SE	Nufarm Limited
Celanese Corporation	Olin Corporation
Chemtura Corporation	PolyOne Corporation
Chr. Hansen Holding A/S	Sensient Technologies Corporation
Eastman Chemical Company	Syngenta AG
Ecolab, Inc.	Tate & Lyle plc
Ferro Corporation	The Scotts Miracle-Gro Company
Huntsman Corporation	Valhi, Inc.
Ingredion Incorporated	W. R. Grace & Co.
International Flavors & Fragrances, Inc.	Westlake Chemical Corporation

The Committee selected TSR to incent management to achieve long-term stockholder returns that are superior to the Company’s peers. This helps to directly align management with stockholder interests. TSR performance is calculated as four point-to-point measurements from 2016-2018. TSR performance is calculated for each of the three calendar years, as well as for the three-year period as a whole. Each of these four measurement periods carries a weight of 25% in calculating the final number of shares due. When the performance measure has been met for a particular calendar year during the three-year period of the award, that portion of units is “banked”, but is not considered “earned” and shares will not be delivered until the three-year period has concluded and the performance approved.

Any value earned by executives for these awards is based on the Company achieving a relative performance measure of TSR at or above the 35th percentile (the threshold). For performance at the 35th percentile a payment equal to 50% of target will be made (no payment is made for performance at less than the 35th percentile). For performance at the 50th percentile (the target) a payout of one times target is made, and for performance at the 80th percentile or higher, a maximum payout of two times target is made. If the cumulative three-year TSR performance for the period is negative, that portion (25%) of the payout is capped at 100% (target).

For the measurement period, TSR for the calendar year 2016, performance rank was 83.30%, for a TSR rating of 2.00.

	TSR	Peer Group	Target
Measurement Periods	Performance	Percentile	0.0	1.0	2.0	TSR Rating
1 Year TSR 2016	56.62%	83.30%	<35%	50%	80%	2.00

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Special Restricted Stock Unit Grants (Key Manager Awards)

The Key Manager Award (“KMA”) is a restricted stock unit grant designed primarily as a recognition and retention program for outstanding management talent. While the Committee may also authorize the use of a KMA to attract key talent, most KMAs are issued in an effort to retain key management talent given industry and market pressures, as well as to promote strong internal succession planning. The value of the KMA is established at a level that would be meaningful to the executive based on his/her compensation. Typically, these awards are approved for an executive only once during a four-year period. KMAs are generally subject to vesting over four years with no acceleration upon retirement. However, the Committee may choose to vary the vesting period based on its retention goals for a particular KMA recipient. In determining the amount of restricted stock units required to deliver the value to be awarded, the Company divides such amount by the closing price of the Company’s stock on the date of grant. In all other respects KMAs have the same characteristics as the restricted stock unit used as part of the LTI award, except that they remain subject to forfeiture upon retirement. KMAs are recommended by the CEO. The Committee may recommend a KMA for the CEO for approval by the full Board.

All NEOs, other than the CEO, were granted KMAs in 2016 as follows:

KMAs (#)
Paul Graves	34,000
Mark Douglas	34,000
Eric Norris	14,000
Andrea Utecht	14,000

2014-2016 Performance-based Cash Awards

TSR performance for the cash award was calculated as a point-to-point measurement from 2014-2016. For performance at the 35th percentile (the threshold) a payment equal to 40% of target is made. (No payment is made for performance at less than the 35th percentile.) For performance at the 50th percentile (the target) a payout of one times target is made, and for performance at the 80th percentile or higher, a maximum payout of two times target is made.

Details concerning the calculation of the payment for the 2014-2016 award cycle are set forth below:

	TSR	Peer Group	Target
Measurement Periods	Performance	Percentile	0.0	1.0	2.0	TSR Rating
3 Year TSR 2014 – 2016	-20.59%	7.00%	<35%	50%	80%	0.00

TSR performance for the 2014-2016 cycle did not meet the threshold. Therefore, no LTI cash awards were granted for this cycle. See footnote (2) to the Summary Compensation Table. The 2015-2017 award cycle is ongoing, and uses the same performance metric and scale.

Generally, LTI awards are subject to forfeiture until the vesting conditions are met. LTI awards require continued Company service for a three-year period (or a four-year period in the case of a Key Manager Award, as discussed above). However, participants who attain age 62 and complete 10 years of service, or who attain age 65 (without regard to length of service), will vest in LTI equity awards (except for Key Manager Awards, which are subject to forfeiture upon retirement) upon satisfying such age and service criteria (or immediately upon grant, if the grant is received after satisfaction of such criteria). Nevertheless, such participants are not entitled to receive the shares subject to a restricted stock unit award until it would have otherwise vested (except for an amount necessary to satisfy tax liabilities relating to the award).

Additional Compensation Policies and Practices

Executive Stock Ownership Policy

The Company has established guidelines setting expectations for the ownership of Company stock by executive officers. The ownership targets are as follows:

Position	Required Salary Multiple
CEO	6x base salary
CFO	3x base salary
President of Agricultural Solutions	3x base salary
All other NEOs	2x base salary

These ownership guidelines are reviewed against our peer company practices and, if necessary, adjusted every other year in conjunction with the formal market study of executive compensation. NEOs have a period of up to five years from the date of their election to meet the guidelines. In addition, the Company does not allow the exercise of options or sale of vested restricted stock in an amount greater than 50% of the grant if the ownership targets have not been met.

All NEOs are in compliance with current ownership guidelines.

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Anti-Hedging and Anti-Pledging Policies

The Company has adopted a policy which, with respect to Company stock, prohibits the directors and officers of the Company, as well as their immediate family members, from (i) engaging in any forms of hedging or monetization transactions, or (ii) pledging or creating a security interest, or (iii) any other transaction that would directly or indirectly reduce the risk of holding Company stock.

Clawback Policy

The Company has adopted a clawback policy designed to recoup incentive compensation paid to executive officers based on erroneously prepared financial statements. If an accounting restatement is required because of material non-compliance with any financial reporting requirement, all incentive compensation paid or credited to each current or former executive officer for the restated period (up to three years) will be recalculated based on restated results. To the extent the recalculated incentive compensation is less than the incentive compensation actually paid or credited to such executive officer for that period, the excess amount must be forfeited or returned to the Company. Alternatively, the Company is authorized to offset the forfeitable amount from compensation owed currently or in the future to such executive officer. The Compensation Committee is authorized to interpret this policy and make all determinations necessary for the policy’s operation.

Tax Deductibility of Executive Compensation

As part of its role, the Committee considers to what extent the Company can deduct any of its executive compensation under Section 162(m) of the Internal Revenue Code. Generally, a public company cannot deduct compensation in excess of $1 million paid in any year to a Company’s chief executive officer and the three other most highly compensated officers (other than the company’s chief financial officer). However, certain compensation, including qualified “performance-based compensation”, is not subject to this $1 million limitation. In designing our compensation programs and in making awards to our executive officers, the Committee is mindful of whether compensation will be deductible, but it retains the flexibility to award compensation that is not deductible in order to meet the objectives of our compensation philosophy.

Potential Benefits Related to Change in Control or NEO Termination

The Committee believes that the long-term interests of stockholders are best served by providing reasonable income protection for NEOs to address potential change in control situations in which they may otherwise be distracted by their potential loss of employment in the event of a successful transaction. The Company has entered into an executive severance agreement with each NEO that provides certain financial benefits in the event of a change in control. These are “double trigger” arrangements – i.e., severance benefits under these arrangements are only triggered by a qualifying event (see section of this proxy statement entitled “Potential Payments Upon Termination or Change in Control”) that also results in the executive’s termination of employment under certain specified circumstances within 24 months following the event. Likewise, unless the Board decides otherwise, the vesting of otherwise unvested LTI and KMA awards will accelerate only upon the occurrence of both a qualifying change in control event and such termination of employment. The Committee also determined that, beginning in 2010, the Company would not enter into any agreements to pay an additional cash amount to cover any excise or similar tax under Section 4999 of the IRC in respect of any of the benefits subject to such excise taxes for any individual newly eligible for a change-in-control agreement. Of the current NEOs, only Ms. Utecht would be eligible for an additional cash amount to cover such excise taxes, due to the grandfathered status of her existing agreement. In addition, the Committee has approved benefit guidelines applicable to the NEOs in the event of the termination of their employment unrelated to a change in control, which are intended to provide reasonable transition assistance. The details of all of the above-described benefits are set forth in the section of this proxy statement entitled “Potential Payments Upon Termination or Change in Control”.

Pension Benefits

Only Mr. Norris and Ms. Utecht are eligible for retirement benefits under (i) a qualified defined benefit plan (the “Qualified Plan”) available on a non-discriminatory basis to all employees hired before July 2007 who meet the service criteria; and (ii) a nonqualified defined benefit plan (the “Nonqualified Plan”), which is designed to restore the benefits that would have been earned under the Qualified Plan, absent the limits placed by the Internal Revenue Code. The details of these defined benefit plans are set forth in the Pension Benefits Table 2016 and the narrative that follows it.

Compensation and Organization Committee Report

This Compensation and Organization Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

The Committee has reviewed and discussed the Compensation Discussion and Analysis with the management of the Company. Based on this review and these discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and the Company’s proxy statement.

The preceding report has been furnished by the following members of the Compensation and Organization Committee:

C. Scott Greer, Chairman

K’Lynne Johnson

Paul J. Norris

William H. Powell

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Executive Compensation Tables

SUMMARY COMPENSATION TABLE 2016

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards(1)(5) ($) (e)	Option Awards(1) ($) (f)	Non-Equity Incentive Plan Compensation(2) ($) (g)	Change In Pension Value(3) ($) (h)	All Other Compensation(4) ($) (i)	Total ($) (j)
PIERRE BRONDEAU	2016	1,149,830		4,085,842	1,738,172	2,552,623	N/A	589,910	10,116,377
President, Chief Executive Officer	2015	1,100,000		4,511,199	4,008,131	1,812,360	N/A	313,963	11,745,653
and Chairman of the Board	2014	1,040,000		1,441,899	1,431,987	779,064	N/A	424,195	5,117,145
PAUL GRAVES	2016	678,456		1,996,480	308,935	753,100	N/A	222,922	3,959,893
Executive Vice President and Chief	2015	649,147		340,575	345,174	516,072	N/A	128,704	1,979,672
Financial Officer	2014	624,180		309,807	307,663	260,658	N/A	216,284	1,718,592
MARK DOUGLAS	2016	582,286		1,881,577	260,009	685,602	N/A	180,619	3,590,093
President	2015	557,132		286,613	290,533	384,923	N/A	96,029	1,615,230
FMC Agricultural Solutions	2014	535,704		771,235	258,956	268,495	N/A	126,520	1,960,910
ERIC NORRIS	2016	402,165		824,816	128,365	293,789	321,569	42,094	2,012,798
President Health and Nutrition	2015	342,033		106,592	108,024	283,888	152,399	17,605	1,010,541
	2014	—		—	—	—	—	—	—
ANDREA UTECHT	2016	492,914		1,008,469	206,557	547,160	258,400	62,113	2,575,613
Executive Vice President, General	2015	478,213		227,705	230,807	366,997	92,408	47,623	1,443,753
Counsel and Secretary	2014	458,407		425,911	205,719	212,059	363,533	49,735	1,715,364

(1)	The amounts in these columns reflect the grant date fair value of stock and option awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See Note (14) to the Consolidated Financial Statements contained in the Company’s report on Form 10K for the year ended December 31, 2016 for the assumptions used in the valuations that appear in these columns. The awards in column (e) are comprised of restricted stock units and performance-based restricted stock units. There were no forfeitures of equity awards by NEOs during 2016.

(2)	For 2016, the totals listed in this column include amounts earned under the Incentive Compensation and Stock Plan as follows: (i) with respect to the Annual Incentive for 2016, for Mr. Brondeau, $2,552,623; for Mr. Graves, $753,100; for Mr. Douglas, $685,602; for Mr. Norris, $293,789; and for Ms. Utecht, $547,160; and (ii) with respect to the performance-based cash component of the 2014-2016 Long-Term Incentive Award, for Mr. Brondeau, $0; for Mr. Graves, $0; for Mr. Douglas, $0; for Mr. Norris, $0; and for Ms. Utecht, $0.

(3)	For 2016, the amounts listed in this column are attributable to changes in the pension values under the Company’s qualified and nonqualified defined benefit plans. Details of these defined benefit plans are set forth in the Pension Benefits Table 2016 and the narrative that follows.

(4)	For 2016, the amounts stated in this column include: (i) with respect to the Company’s matching contribution to the FMC Corporation Savings and Investment Plan, for Messrs. Brondeau, Graves and Douglas, $23,850; for Mr. Norris and Ms. Utecht, $10,600; (ii) with respect to the Company’s matching contribution to the FMC Corporation Non-Qualified Savings and Investment Plan, for Mr. Brondeau $242,747; for Mr. Graves, $83,657; for Mr. Douglas, $63,199; for Mr. Norris, $16,842; and for Ms. Utecht, $23,797; (iii) with respect to the Company’s core contributions to the Qualified and Nonqualified Savings and Investment Plans, for Mr. Brondeau, $13,250 for the Qualified Plan and $134,860 for the Nonqualified Plan; for Mr. Graves, $13,250 for the Qualified Plan and $46,476 for the Nonqualified Plan; and for Mr. Douglas, $13,250 for the Qualified Plan and $35,110 for the Nonqualified Plan; (iv) with respect to dividends paid on unvested restricted stock units, for Mr. Brondeau, $52,491; for Mr. Graves, $28,071; for Mr. Douglas, $30,862; for Mr. Norris, $10,709; and for Ms. Utecht, $14,835. The amounts in this column also include the aggregate incremental costs for the following: for Mr. Brondeau, financial planning $25,000, personal use of the Company airplane $85,935, a golf club membership, and reserved parking; for Mr. Graves, financial planning, executive long-term disability insurance, a golf club membership, and reserved parking; for Mr. Douglas, financial planning, a golf club membership and reserved parking; for Mr. Norris, financial planning; and for Ms. Utecht, financial planning, executive long-term disability insurance and reserved parking. The aggregate incremental cost for each of the foregoing perquisites and personal benefits that was quantified was calculated based on the full amount the Company paid for such benefit times the percentage of personal use not reimbursed to the Company.

(5)	For 2016, the amounts listed in this column include: (i) performance-based restricted stock unit grants for Mr. Brondeau, 70,171 units; for Mr. Graves, 9,977 units; for Mr. Douglas, 8,397 units; for Mr. Norris, 4,146 units; and for Ms. Utecht, 6,671 units; (ii) special restricted stock unit grants (KMAs) for Mr. Graves, 34,000 units; for Mr. Douglas, 34,000 units; for Mr. Norris, 14,000 units; and for Ms. Utecht, 14,000 units; and (iii) annual restricted stock unit grants for Mr. Brondeau, 31,100 units; for Mr. Graves, 8,291 units; for Mr. Douglas, 6,978 units; for Mr. Norris, 3,445 units; and for Ms. Utecht, 5,544 units. Per SEC rules, the values of PRSUs are reported in this column based on their probable (target) outcomes at the grant date. However, the terms of the PRSUs permit additional shares to be earned based on above-target performance. In each case, the maximum numbers of shares that may be earned is equal to twice the target amount. The grant date value of the maximum number of shares that may be earned under the PRSUs was $5,846,648 for Mr. Brondeau, $831,284 for Mr. Graves, $699,638 for Mr. Douglas, $345,444 for Mr. Norris, and $555,828 for Ms. Utecht.

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The Summary Compensation Table lists all 2014, 2015 and 2016 compensation, as defined by the rules of the SEC, for the Chief Executive Officer, any individual who served as the Chief Financial Officer during any part of 2016, each of the three other most highly compensated executive officers, and any individual for whom disclosure would have been provided but for the fact that he or she was not serving as an executive officer at the end of the fiscal year. The base salary, Annual Incentives, and Long-Term Incentives (consisting of stock options, restricted stock units and performance-based restricted stock units), paid or awarded to these officers were determined by the Compensation and Organization Committee, as described in the Compensation Discussion and Analysis. The material terms of the Annual Incentive and Long-Term Incentive awards are described in the narrative to the Grants of Plan Based Awards Table. The material terms of the qualified and nonqualified defined benefit plans, which are the basis for the accruals reported in Column (h) of the Summary Compensation Table above, are described in the narrative to the Pension Benefits Table.

GRANTS OF PLAN-BASED AWARDS TABLE 2016

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards Number of Shares of Stock or Units(2)			All Other Stock Awards:	All Other Option Awards:	Exercise	Grant Date Fair
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	Number of Shares of Stock or Units (#) (i)	Number of Securities Underlying Options (#) (j)	or Base Price of Option Awards ($/Sh) (k)	Value of Stock and Option Awards ($) (l)
Pierre Brondeau	N/A	0	1,379,796	2,759,592
	2/25/2016				35,086	70,171	140,342				2,923,324
	2/25/2016							31,100			1,162,518
	2/25/2016								203,533	37.38	1,738,172
Paul Graves	N/A	0	407,074	814,148
	2/25/2016				4,989	9,977	19,954				415,642
	2/25/2016							42,291			1,580,838
	2/25/2016								36,175	37.38	308,935
Mark Douglas	N/A	0	407,600	815,200
	2/25/2016				4,199	8,397	16,794				349,819
	2/25/2016							40,978			1,531,758
	2/25/2016								30,446	37.38	260,009
Eric Norris	N/A	0	241,299	482,598
	2/25/2016				2,073	4,146	8,292				172,722
	2/25/2016							17,445			652,094
	2/25/2016								15,031	37.38	128,365
Andrea Utecht	N/A	0	295,748	591,496
	2/25/2016				3,336	6,671	13,342				277,914
	2/25/2016							19,544			730,555
	2/25/2016								24,187	37.38	206,557

(1)	The actual amount of the Annual Incentive paid to the NEO with respect to 2016 is stated in footnote (2) to Column (g) of the Summary Compensation Table. The annual incentive awards have possible payouts at any point from zero to the respective maximums shown; therefore, no threshold is given.

(2)	For the performance-based restricted stock unit component for the 2016-2018 performance period, a zero payout for each measurement period is possible, with the first payout for a measurement period thereafter equal to .5 times the target; therefore the threshold shown represents that latter amount, although such amount is not a guaranteed amount. Please see the narrative in the Compensation Discussion and Analysis for further explanation of the awards and how they are calculated.

Each of the awards contained in the Grants of Plan-Based Awards Table above are granted under the Incentive Compensation and Stock Plan, which is administered by the Compensation and Organization Committee (the “Committee”), in accordance with principles set forth in the Compensation Discussion and Analysis. The Incentive Compensation and Stock Plan provides for annual, as well as long-term incentive awards.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE 2016

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable(1) (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable(2) (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested(3) (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Pierre Brondeau	72,992			28.64	2/18/2020	19,771		1,118,248
	68,424			40.89	2/17/2021	30,823		1,743,349
	73,524			47.60	2/16/2022	35,084	(*)	1,984,351
	57,574			59.47	2/18/2023	31,100		1,759,016
		47,717		72.93	2/17/2024				12,616		713,584
		80,267		63.41	2/27/2025				105,258	(**)	5,953,392
		82,137		63.41	2/27/2025
		203,533		37.38	2/25/2026
Paul Graves	12,246			59.47	2/18/2023	4,248		240,267
		10,252		72.93	2/17/2024	5,371		303,784
		13,986		63.41	2/27/2025	4,988	(*)	282,121
		36,175		37.38	2/25/2026	8,291		468,939
						34,000		1,923,040
									14,966	(**)	846,477
Mark Douglas	10,198			30.31	3/22/2020	7,000		395,920
	11,960			40.89	2/17/2021	3,575		202,202
	11,244			47.60	2/16/2022	4,520		255,651
	9,565			59.47	2/18/2023	4,198	(*)	237,439
		8,629		72.93	2/17/2024	6,978		394,676
		11,772		63.41	2/27/2025	34,000		1,923,040
		30,446		37.38	2/25/2026				12,596	(**)	712,430
Eric Norris	2,642			40.89	2/17/2021	1,126		63,687
	2,484			47.60	2/16/2022	1,681		95,077
	3,444			59.47	2/18/2023	2,072	(*)	117,192
		2,719		72.93	2/17/2024	3,445		194,849
		4,377		63.41	2/27/2025	14,000		791,840
		15,031		37.38	2/25/2026				6,220	(**)	351,803
Andrea Utecht	14,434			27.88	2/21/2018	2,788		157,689
	14,174			22.22	2/19/2019	3,523		199,261
	13,848			28.64	2/18/2020	3,334	(*)	188,571
	10,616			40.89	2/17/2021	5,544		313,569
	10,352			47.60	2/16/2022	14,000		791,840
	8,106			59.47	2/18/2023				10,008	(**)	566,052
		6,855		72.93	2/17/2024
		9,352		63.41	2/27/2025
		24,187		37.38	2/25/2026

(1)	For the award with an expiration date of 2/21/2018, the vesting date was 2/21/2011; for the awards with an expiration date of 2/19/2019, the vesting date was 2/19/2012; for the awards with an expiration date of 2/18/2020, the vesting date was 2/18/2013; for the award with an expiration date of 3/22/2020, the vesting date was 3/22/2013; for the awards with an expiration date of 2/17/2021, the vesting date was 2/17/2014; for the awards with an expiration date of 2/16/2022, the vesting date was 2/16/2015; for the awards with an expiration date of 2/18/2023, the vesting date was 2/18/2016.

(2)	For the awards with an expiration date of 2/17/2024, the vesting date was 2/17/2017; for the awards with an expiration date of 2/27/2025, the vesting date is 2/27/2018; for the awards with an expiration date of 2/25/2026, the vesting date is 2/25/2019.

(3)	With respect to Mr. Brondeau’s award of 19,771 shares; Mr. Graves’ award of 4,248 shares; Mr. Douglas’ award of 3,575 shares; Mr. Norris’ award of 1,126 shares; and Ms. Utecht’s award of 2,788 shares, the vesting date was 2/17/2017. With respect to Mr. Douglas’ award of 7,000 shares, the vesting date is 2/17/2018. With respect to Mr. Brondeau’s awards of 30,823 shares, Mr. Graves’ award of 5,371 shares, Mr. Douglas’ award of 4,520 shares, Mr. Norris’ award of 1,681 shares, and Ms. Utecht’s award of 3,523 shares, the vesting date is 2/27/2018. With respect to Mr. Brondeau’s award of 35,084 shares, Mr. Graves’ award of 4,988 shares, Mr. Douglas’ award of 4,198 shares, Mr. Norris’ award of 2,072 shares, and Ms. Utecht’s award of 3,334 shares, the vesting date is 12/31/2018. With respect to Ms. Utecht’s award of 14,000 shares, the vesting date is 12/31/2018. With respect to Mr. Brondeau’s award of 31,100 shares, Mr. Graves’ awards of 8,291 shares and 34,000 shares, Mr. Douglas’ awards of 6,978 shares and 34,000 shares, Mr. Norris’ awards of 3,445 shares and 14,000 shares and Ms. Utecht’s award of 5,544 shares, the vesting date is 2/25/2019.

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(4)	With respect to Mr. Brondeau’s award of 12,616 shares, the vesting date is 2/27/2018. With respect to Mr. Brondeau’s award of 105,258 shares, Mr. Graves’ award of 14,966 shares, Mr. Douglas’ award of 12,596 shares, Mr. Norris’ award of 6,220 shares and Ms. Utecht’s award of 10,008 shares, the vesting date is 12/31/2018.

(*)	These units represent 25% of the performance-based restricted stock units granted for 2016 which are “banked” and valued using a TSR rating of 2.0 for the calendar year 2016.

(**)	These units represent 75% of the performance-based restricted stock units granted for 2016 which are unearned and also valued using a TSR rating of 2.0 for the calendar year 2016.

OPTION EXERCISES AND STOCK VESTED TABLE 2016

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired On Exercise (#) (b)	Value Realized On Exercise ($) (c)	Number of Shares Acquired On Vesting (#) (d)	Value Realized On Vesting ($) (e)
Pierre Brondeau	0	0	22,454	850,108
Paul Graves	0	0	4,776	180,819
Mark Douglas	0	0	3,730	141,218
Eric Norris	0	0	1,343	50,846
Andrea Utecht	14,388	431,687	6,030	225,086

PENSION BENEFITS TABLE 2016

Name (a)	Plan Name (b)	Number of Years Credited Service(1) (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Pierre Brondeau	Qualified Plan	N/A	N/A	N/A
	Nonqualified Plan	N/A	N/A	N/A
Paul Graves	Qualified Plan	N/A	N/A	N/A
	Nonqualified Plan	N/A	N/A	N/A
Mark Douglas	Qualified Plan	N/A	N/A	N/A
	Nonqualified Plan	N/A	N/A	N/A
Eric Norris	Qualified Plan	15.4	457,651	—
	Nonqualified Plan	15.4	573,194	—
Andrea Utecht	Qualified Plan	15.5	709,750	—
	Nonqualified Plan	15.5	1,791,243	—

(1)	All credited years of service are the actual years of service under the relevant plan.

Pension Plans

The FMC Salaried and Nonunion Hourly Employees Retirement Plan (the “Qualified Plan”) is a non-contributory defined benefit plan that is intended to meet the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “IRC”), as a tax-qualified plan. Messrs. Brondeau, Graves and Douglas were hired after July 1, 2007 when the Qualified Plan was closed to new employees, and accordingly these NEOs do not participate in the Qualified Plan, but do participate in defined contribution plans of the Company.

Under the Qualified Plan, an employee’s pension benefit is calculated based on credited company service and a final average year earnings (“FAYE”) formula, and the annual benefit payable is subject to a statutory cap of $210,000 for 2016 (“maximum benefit limitation” cap). FAYE is determined using earnings from the highest 60 consecutive months out of the last 120 calendar months that immediately precede the employee’s retirement date. Eligible compensation includes base salary (see Column (c) of the Summary Compensation Table), Annual Incentive pay (see footnote (2) to Column (g) of the Summary Compensation Table) and certain other performance payments and is subject to a statutory cap of $265,000 for 2016 (“total earnings” cap). However, stock option gains, other equity awards and long-term performance-based cash are not included in eligible compensation.

Normal retirement age is 65. Ms. Utecht is eligible for normal retirement. Benefits at normal retirement are calculated using the formula described below.

The retirement formula is 1.0% of FAYE up to the Social Security covered compensation base plus 1.5% of FAYE in excess of the Social Security covered compensation base times years of credited service (up to 35 years) plus 1.5% of FAYE times years of credited service in excess of 35. The actual benefit amount depends on the form of payment selected by the employee, i.e., individual life annuity, joint and survivor annuity or level income option. All benefits under the Qualified Plan are paid as an annuity. The amounts reflected for the Qualified Plan in the Pension Table are actuarial present values of the single life annuity that would be payable at age 62, which is the earliest age an NEO can retire without a benefit reduction. There is no Social Security offset.

Early retirement is defined as retirement from active service when an employee reaches age 55 with a minimum of ten years credited service. Employees who elect early retirement receive an actuarially reduced pension. This reduction is 4% per year for each year prior to age 62. The maximum reduction is 28% (62-55 x .04) of the age 65 benefit calculation. The IRC limits the annual benefits that may be paid from a

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tax-qualified retirement plan and the compensation that may be taken into account in calculating those benefits, as noted above.

The Salaried Employees Equivalent Plan (the “Nonqualified Plan”) is a non-contributory retirement restoration plan that restores the benefits earned under the Qualified Plan formula described above.

This plan represents an unfunded liability and all amounts listed in the table above for this plan are unsecured and therefore not guaranteed to be fully paid in the event of the Company’s insolvency or bankruptcy. Messrs. Brondeau, Graves and Douglas are participants in defined contribution plans and are not eligible to participate in the Nonqualified Plan, as the plan does not cover employees who are not also covered by the Qualified Plan. These supplemental benefits are calculated using the same formula described above without regard to the IRC limits, less amounts payable under the Qualified Plan. The Nonqualified Plan amounts reflected in the Pension Benefits Table above are paid in a lump sum on the later of attainment of age 55 or six months following the employee’s retirement.

Actuarial assumptions used to determine the present value of the accumulated benefits under the Qualified Plan and Nonqualified Plan as of December 31, 2016 are as follows:

•	Qualified Plan present values reflect ASC 715 interest and post-retirement mortality assumptions, including 12/31/16 interest (4.22%) and the RP2006 with generational MP2016 projections; no pre-retirement mortality.

•	Nonqualified Plan present values reflect ASC 715 interest and post-retirement mortality assumptions, including 12/31/16 lump sum interest rate (2.85%) and the mortality table specified under IRC section 417(e) for lump sum distributions in 2016; 3.55% pre-retirement interest and no pre-retirement mortality.

NONQUALIFIED DEFERRED COMPENSATION TABLE 2016

Name (a)	Executive Contributions in Last FY(1) ($) (b)	Registrant Contributions in Last FY(2) ($) (c)		Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE(3) ($) (f)
Pierre Brondeau	148,110	242,747	(4)	915,735	—	3,285,746
Paul Graves	59,726	83,657	(5)	111,620	—	542,593
Mark Douglas	48,260	63,199	(6)	201,799	—	783,042
Eric Norris	34,303	16,842		6,405	—	71,201
Andrea Utecht	23,835	23,797		68,332	—	1,504,274

(1)	The amounts listed in this column are reported as compensation in the amounts stated in Column (c), Salary, of the Summary Compensation Table.

(2)	The amounts listed in this column are reported as compensation in the amounts stated in Column (i), All Other Compensation, of the Summary Compensation Table.

(3)	The amounts listed in this column include the following amounts which were reported in the Summary Compensation Table in previous years: for Mr. Brondeau, $1,612,681; for Mr. Graves, $284,926; for Mr. Douglas, $437,155; for Mr. Norris, $13,652; and for Ms. Utecht, $827,690; plus earnings on those amounts.

(4)	In addition to the Company’s matching contribution of $107,888, Mr. Brondeau received nonqualified core contributions of 5% of compensation on his eligible earnings in excess of $265,000 in lieu of his participation in the Salaried Employees’ Equivalent Retirement Plan, which participation is not available to employees hired after July 1, 2007. The amount of the 5% contribution was $134,860.

(5)	In addition to the Company’s matching contribution of $37,181, Mr. Graves received nonqualified core contributions of 5% of compensation on his eligible earnings in excess of $265,000, in lieu of his participation in the Salaried Employees’ Equivalent Retirement Plan, which participation is not available to employees hired after July 1, 2007. The amount of the 5% contribution was $46,476.

(6)	In addition to the Company’s matching contribution, of $28,088, Mr. Douglas received nonqualified core contributions of 5% of compensation on his eligible earnings in excess of $265,000, in lieu of his participation in the Salaried Employees’ Equivalent Retirement Plan, which participation is not available to employees hired after July 1, 2007. The amount of the 5% contribution was $35,110.

The FMC Nonqualified Savings and Investment Plan (the “Nonqualified Savings Plan”) is a voluntary deferred compensation plan available to employees whose annual compensation exceeds $140,000. The Nonqualified Savings Plan mirrors the FMC Corporation Savings and Investment Plan (the “Qualified Savings Plan”), which is a tax-qualified savings plan under Section 401(k) of the IRC.

Participants in the Qualified Savings Plan are subject to certain contribution and earnings limits set under Sections 402(g) and 401(a) (17) of the IRC. The Nonqualified Savings Plan is used to facilitate the continuation of contributions beyond the limits allowed under the Qualified Savings Plan. Employees may defer 1% to 50% of their base salaries and up to 100% of their annual incentive compensation. In 2016, the Company’s matching contribution under both plans was 80% of the amount deferred up to a maximum of 5% of eligible earnings, i.e. base salary and annual incentive paid in fiscal year 2016. In addition to the Company’s matching contribution, employees hired after July 1, 2007, who are not eligible to participate in the Qualified and Non-Qualified Plans, are entitled to receive employer core contributions under the Qualified and Non-Qualified Savings Plans of 5% of eligible earnings in the aggregate.

Compensation deferred under the Nonqualified Savings Plan is deemed invested by the participant in his or her choice of more than 20 investment choices offered to all participants. All investments, except for the FMC Stock Fund, are mutual funds, and all investments may be exchanged by the participant at any time. Earnings on investments are market earnings. There are no programs or provisions for guaranteed rates of return. Distributions under the Nonqualified Savings Plan must occur or commence at the earlier of separation of service plus six months or at a designated time elected by the participant at the time of deferral. Distributions may be in lump sum or installments as determined by the participant’s distribution election.

The Nonqualified Savings Plan is subject to certain disclosure and procedural requirements of ERISA, but as a “top hat” plan is not subject to the eligibility, vesting, accrual, funding, fiduciary responsibility and similar requirements of ERISA. This plan represents an unfunded liability and all amounts listed in the table above are unsecured and therefore not guaranteed to be fully paid in the event of the Company’s insolvency or bankruptcy.

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Potential Payments Upon Termination or Change in Control

The following table reflects the amount of compensation payable to each of our NEOs upon various events. The amounts shown assume that such event was effective as of December 31, 2016, the last day of our fiscal year, and thus includes amounts earned through such time. The amounts are calculated using various assumptions and are therefore only estimates of the amounts that could become payable to our NEOs. The actual amounts to be paid out can only be determined at the time of an actual termination or change in control.

Change in Control Involving a Termination

Under Executive Severance Agreements with each of the NEOs, if a change in control (as described below) of the Company occurs and if, within two years after that change of control, the employment of an NEO is terminated without cause or an NEO voluntarily terminates his or her employment because his or her duties, location, salary, compensation or benefits were substantially changed or reduced, then the NEO would be entitled, contingent on the NEO’s execution and non-revocation of a release in favor of the Company, to the payments or benefits set forth in Column (b) of the table below. If all or any part of the benefits set forth in Column (b) are then subject to an excise or similar tax under Section 4999 of the IRC, consistent with the terms of a prior agreement the Company would pay to Ms. Utecht an additional cash amount to cover all such excise taxes. Messrs. Brondeau, Graves, Douglas, and Norris are not entitled to an additional cash payment to cover any excise taxes. In addition, if, upon a change in control followed by a termination, the NEO’s Annual Incentive is not yet fully earned and calculable, the Compensation and Organization Committee (the “Committee”) will determine the amount to be paid, which payment shall be made in a lump sum and shall not exceed the maximum payout for such Annual Incentive. As of December 31, 2016, each NEO’s 2016 Annual Incentive would already have been fully earned; such amounts are set forth in footnote (2) to Column (g) of the Summary Compensation Table.

In general, the following are considered to be a change in control: (a) a third party’s acquisition of twenty percent or more of the Company’s Common Stock; (b) a change in the majority of the Board of Directors; (c) completing certain reorganization, merger, or consolidation transactions or a sale of all or substantially all of the Company’s assets; or (d) the complete liquidation or dissolution of the Company.

Change in Control Not Involving a Termination

Performance-based cash component awards associated with performance periods not completed as of year-end 2016, and Mr. Brondeau’s special equity award, granted February 27, 2015, will be treated at the discretion of the Board. Unless the Board decides otherwise, no other benefits will be paid unless a change in control event (as described above) occurs, and within 24 months after the change in control event, the employment of an NEO is terminated without cause or an NEO voluntarily terminates his or her employment because his or her duties, location, salary, compensation, or benefits were substantially changed or reduced, and contingent on the NEO’s execution and non-revocation of a release in favor of the Company. The benefits to be paid in such an event are as described in the previous section entitled “Change in Control Involving a Termination”.

Termination Not For Cause Under Executive Severance Guidelines

The Company maintains Executive Severance Guidelines as approved and adopted by the Committee regarding the termination of NEOs and the payment of benefits to an NEO who is terminated for reasons other than death, disability, retirement, change in control or for cause. In the event of such a termination covered by the Guidelines, and subject to the discretion of the Committee, the NEO would be entitled to the payments or benefits set forth in Column (c) of the table below. Deviations from the Guidelines must be reviewed and approved by the Committee. Any NEO receiving payments or benefits pursuant to the Guidelines must sign a non-solicitation, non-compete and confidentiality agreement as a condition to the payment of any benefit under the Guidelines. By Letter Agreement dated October 23, 2009, as amended, contingent on his execution and non-revocation of a release in favor of the Company, Mr. Brondeau would be entitled to severance payments equal to 24 months of base salary and 12 months of benefits continuation at active employee rates in the event of a termination of his employment not for cause (other than such a termination within two years after a change in control), which is consistent with the Guidelines.

Termination in the Event of Retirement

The table below also describes the benefits that an NEO would have received had he or she retired on December 31, 2016, provided such NEO were eligible to retire as of such date. Please note that, pursuant to a Letter Agreement dated October 23, 2009, as amended, any cessation of Mr. Brondeau’s service after December 31, 2016 and the Board’s approval of a “definitive succession plan” will have the same impact on his long-term incentive awards as an early retirement after age 62 with ten years of credited service, as described under “Long-Term Incentives” in the Compensation Discussion and Analysis, other than the special equity award granted February 27, 2015, consisting of options and performance-based restricted stock units, which shall be forfeited in the event of Mr. Brondeau’s retirement before it vests.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

PIERRE BRONDEAU

Executive Benefits and Payments Upon Termination or Change in Control (a)	Change in Control Involving a Termination ($) (b)		Executive Severance Guidelines ($) (c)		Retirement(3) ($) (d)
Base Salary and Annual Incentive	7,698,504	(1)	2,332,880	(2)	N/A
Transition Benefits	175,000	(4)	20,000	(5)	N/A
Restricted Stock Units	4,620,613	(6)	2,610,118	(7)	N/A	(8)
Stock Options	3,903,763	(9)	0	(10)	N/A	(8)
Performance-Based Cash Component	1,833,300	(11)	1,222,200	(12)	N/A	(8)
Special Performance-Based Restricted Stock Units (“Special PRSUs”)	1,783,959	(13)	1,090,197	(12)	N/A	(8)
Performance-Based Restricted Stock Units (“PRSUs”)	4,961,047	(13)	2,315,095	(12)	N/A	(8)
Health Benefits	48,258	(14)	11,712	(15)	N/A
TOTAL	25,024,443		9,602,202

PAUL GRAVES
Executive Benefits and Payments Upon Termination or Change in Control (a)	Change in Control Involving a Termination ($) (b)		Executive Severance Guidelines ($) (c)		Retirement(3) ($) (d)
Base Salary and Annual Incentive	3,272,630	(1)	1,090,877	(2)	N/A
Transition Benefits	102,000	(4)	20,000	(5)	N/A
Restricted Stock Units	2,936,030	(6)	1,077,003	(7)	N/A
Stock Options	693,837	(9)	0	(10)	N/A
Performance-Based Cash Component	319,500	(11)	213,000	(12)	N/A
Performance-Based Restricted Stock Units	705,360	(13)	329,160	(12)	N/A
Health Benefits	63,594	(14)	18,991	(15)	N/A
TOTAL	8,092,950		2,749,031

MARK DOUGLAS
Executive Benefits and Payments Upon Termination or Change in Control (a)	Change in Control Involving a Termination ($) (b)		Executive Severance Guidelines ($) (c)		Retirement(3) ($) (d)
Base Salary and Annual Incentive	2,984,291	(1)	994,764	(2)	N/A
Transition Benefits	88,000	(4)	20,000	(5)	N/A
Restricted Stock Units	3,171,489	(6)	1,271,453	(7)	N/A
Stock Options	583,954	(9)	0	(10)	N/A
Performance-Based Cash Component	268,900	(11)	179,267	(12)	N/A
Performance-Based Restricted Stock Units	593,654	(13)	277,031	(12)	N/A
Health Benefits	60,535	(14)	18,988	(15)	N/A
TOTAL	7,750,822		2,761,502

ERIC NORRIS
Executive Benefits and Payments Upon Termination or Change in Control (a)	Change in Control Involving a Termination ($) (b)		Executive Severance Guidelines ($) (c)		Retirement(3) ($) (d)
Base Salary and Annual Incentive	1,292,224	(1)	646,112	(2)	N/A
Transition Benefits	61,000	(4)	20,000	(5)	N/A
Restricted Stock Units	1,145,453	(6)	392,332	(7)	N/A
Stock Options	288,295	(9)	0	(10)	N/A
Performance-Based Cash Component	100,000	(11)	66,667	(12)	N/A
Performance-Based Restricted Stock Units	293,094	(13)	136,743	(12)	N/A
Health Benefits	38,904	(14)	18,988	(15)	N/A
Pension Enhancement	88,609	(16)	N/A		N/A
TOTAL	3,307,579		1,280,841

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ANDREA UTECHT

Executive Benefits and Payments Upon Termination or Change in Control (a)	Change in Control Involving a Termination ($) (b)		Executive Severance Guidelines ($) (c)		Retirement(3) ($) (d)
Base Salary and Annual Incentive	2,391,864	(1)	797,288	(2)	N/A
Transition Benefits	75,000	(4)	20,000	(5)	N/A
Restricted Stock Units	1,462,359	(6)	590,696	(7)	670,519	(17)
Stock Options	463,907	(9)	0	(10)	463,907	(18)
Performance-Based Cash Component	213,600	(11)	142,400	(12)	142,400	(12)
Performance-Based Restricted Stock Units	471,597	(13)	220,018	(12)	471,597	(19)
Health Benefits	57,561	(14)	11,712	(15)	N/A
Pension Enhancement	489,107	(16)	N/A		N/A
Excise Tax Gross Up	0		N/A		N/A
TOTAL	5,624,994		1,782,114		1,748,423

(1)	The amount shown is equal to three times the sum of base salary plus target annual incentive, calculated by using the highest annualized target available to NEO during his/her career with the Company, except that for Mr. Norris, the amount is limited to two times base salary and target annual incentive.

(2)	The amount shown is equal to the sum of 12 months of base salary plus target annual incentive, except that for Mr. Brondeau, the amount is equal to 24 months of base salary.

(3)	On December 31, 2016, Ms. Utecht was eligible for normal retirement; and Messrs. Brondeau, Graves, Douglas and Norris were not eligible to retire.

(4)	Transition benefits consist of outplacement services equivalent to 15% of the NEO’s base salary.

(5)	Transition benefits consist of outplacement services up to $20,000.

(6)	All unvested restricted stock units will vest. The amount shown is the market value of all unvested restricted stock units based on the stock price on December 31, 2016.

(7)	A prorated number of shares in respect of unvested restricted stock unit awards vests based on the amount of time left in the vesting period as of the date of termination and the amount shown is the market value of these restricted stock units based on the stock price on December 31, 2016.

(8)	Pursuant to a Letter Agreement dated October 23, 2009, as amended, any cessation of Mr. Brondeau’s service after December 31, 2016 and the Board’s approval of a “definitive succession plan” will have the same impact on long-term incentive awards, other than the options and Special PRSU award granted in 2015, as an early retirement for those age 62 and older with ten years of credited service as described in footnotes (12), (17), (18) and (19). The Special PRSU award and the options granted in 2015 will be forfeited if retirement occurs before they vest.

(9)	All unvested stock options will vest. The amount shown is the value of all unvested stock options based on the difference between the exercise price and the stock price at December 31, 2016. Please note, however, that the ultimate value of the foregoing options will depend on the stock price on the date of exercise.

(10)	The NEO has the right to retain stock options that would have vested on their own terms within one year from the date of termination, with the right to exercise such options until twelve months after they vest, as well as the right to exercise vested options until twelve months after termination. The amount shown is the market value of these unvested options based on the difference between the exercise price and the stock price at December 31, 2016. Please note, however, that the ultimate value will depend on the stock price on the date of exercise.

(11)	The unvested performance-based cash is payable in a lump sum assuming a payout at target.

(12)	Upon termination under the Executive Severance Guidelines, normal retirement, or early retirement at age 62 or older, a prorated portion of all outstanding performance-based cash awards vests and a pro-rated portion of all outstanding PRSUs remain outstanding. The pro-ration is determined based on the time actually worked during the applicable measurement period of the three year performance cycle. The pro-rata payouts of these awards are illustrated above assuming actual performance for banked units with completed measurement periods and target levels of performance for those units whose measurement period has not yet been completed. In each case, the amounts actually due will be paid in a lump sum after the end of the normal three year performance cycle, based on actual TSR performance calculated in accordance with the terms of the awards.

(13)	All PRSUs will vest as follows: those banked units whose measurement periods have ended will vest based on actual performance; those units whose measurement periods are not yet complete will vest as if the target level performance was attained. The amount shown in the table is the market value of such restricted stock based on the stock price on December 31, 2016.

(14)	Welfare benefits of health care, life insurance and disability insurance continue for three years, except that for Mr. Norris, the benefits continue for two years. The amounts shown are the estimated cost to the Company for such benefits during the period.

(15)	Health care benefits continue for 12 months. The amounts shown are the estimated cost to the Company for such benefits during the period.

(16)	Mr. Norris is credited with two additional age and service years under the Nonqualified Plan. Amount shown is valued to be payable at age 55, as Mr. Norris is not yet retirement eligible. Ms. Utecht is credited with three additional age and service years under the Nonqualified Plan.

(17)	Upon normal retirement or early retirement at age 62 or older, all unvested restricted stock units become vested, except unvested Key Manager Awards, which are cancelled. However, such restricted stock units are not delivered until they would otherwise have vested under the normal vesting schedule. The amount shown is the market value of the unvested restricted stock units based on the stock price at December 31, 2016. Only Ms. Utecht was eligible for such retirement as of December 31, 2016.

(18)	Upon normal retirement or early retirement at age 62 or older, all unvested options become vested. All options remain exercisable until the earlier of the expiration date or five years following retirement. The amount shown is the value of the outstanding unvested stock options based on the difference between the exercise price and the stock price at December 31, 2016. Please note, however, that the ultimate value will depend on the stock price on the date of exercise. Only Ms. Utecht was eligible for such retirement as of December 31, 2016.

(19)	Upon “approved” normal retirement or “approved” early retirement at age 62 or older, all unvested PRSUs remain outstanding and will be delivered after the end of the normal three-year performance cycle based on actual TSR performance for each measurement period of the award. For a “non-approved” retirement, footnote (12) will apply. An “approved” retirement is one which, in addition to meeting the age and service requirements noted above, takes effect later than June 30 of the first year of the performance cycle for an outstanding award and the retiring employee has commenced succession planning with the chief human resource executive at least six months before the effective date of the retirement. The amounts shown in the table are the value of all outstanding PRSUs assuming target levels of performance and an “approved” retirement. Only Ms. Utecht was eligible for such retirement as of December 31, 2016.

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In addition to the foregoing, upon termination each NEO would be allowed to retain his or her vested options set forth in Column (b) of the Outstanding Equity Awards at Fiscal Year-End Table 2016, subject to the expiration provisions set forth in the footnotes above. Each NEO would also be paid his or her Annual Incentive for 2016 and the performance-based cash component of the LTI award for performance periods completed as of year end 2016 (see footnote (2) to Column (g) of the Summary Compensation Table for the amounts of both of these awards), and the aggregate benefits accrued by the NEO in the nonqualified defined contribution plan set forth in Column (f) of the Nonqualified Deferred Compensation Table, payable commencing six months after cessation of employment or in accordance with the NEO’s predetermined distribution elections. Mr. Norris and Ms. Utecht would each be entitled to his or her accumulated benefit under the Nonqualified Plan, payable in a lump sum at the later of six months after cessation of employment or attainment of age 55. For Ms. Utecht, who is eligible for normal retirement, the present value of her benefits as of December 31, 2016 (assuming cessation of employment as of December 31, 2016 and payment in a lump sum) is $1,789,636. For Mr. Norris, who was not eligible for early retirement, the present value of his benefit payable at age 55, as of December 31, 2016 (assuming cessation of employment as of December 31, 2016 and payment in a lump sum) is $347,590. These are the same nonqualified pension benefits disclosed above in the table entitled “Pension Benefits Table 2016”. The amounts described in this paragraph differ from the present values reflected in Column (d) of the Pension Benefits Table because, under applicable SEC rules, the Pension Benefits Table values are calculated using different interest rates and without regard to early retirement adjustments otherwise applicable under the plan.

Termination Under Certain Other Circumstances

Death or Disability

In the event of termination upon death or disability, an NEO is eligible for benefits in programs available to US salaried employees generally, as well as a supplemental disability benefit (in the event of disability) and a surviving spouse benefit under the nonqualified deferred compensation plan (in the event of death). The supplemental disability benefit is an insured product intended to provide NEOs with additional disability benefits above the benefit level provided under the Company’s group disability plan. The supplemental plan, in conjunction with the Company’s group plan, will yield up to 70% of an NEO’s annual salary with a maximum monthly benefit of $25,000. In addition, such NEO’s outstanding unvested equity awards (restricted stock units and stock options) would vest immediately, with the stock option awards expiring no later than five years after such death or disability. The market value for each NEO’s unvested restricted stock units and stock option awards as of year-end 2016 is set forth in the relevant section of Column (b) of the table above. Further, any outstanding performance-based cash awards and performance-based restricted stock unit awards would remain in force, with payment contingent upon the applicable performance measures being met in accordance with the terms of the awards. A value for each NEO’s performance-based cash component and performance-based restricted stock unit awards for performance periods not complete as of December 31, 2016 is set forth in the relevant section of Column (b) of the table above, calculated assuming a payout at target. For those performance-based restricted stock unit awards with completed performance periods as of December 31, 2016 and whose units have been banked, the calculated value assumes payout based on actual performance.

Termination For Cause

In the event of a termination of an NEO for cause, all outstanding unvested equity awards (restricted stock units and stock options) and performance-based cash awards and performance-based restricted stock unit awards would be cancelled and all vested stock option awards would expire immediately.

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VII.	OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock. Executive officers, directors and greater than ten percent stockholders (collectively, the “Reporting Persons”) are additionally required to furnish the Company with copies of all Section 16(a) forms they file.

Based on a review of forms filed with the SEC and information provided by Reporting Persons to the Company, it is believed that all Section 16(a) requirements were fully met by all Reporting Persons with respect to the year ended December 31, 2016, except that for each of Mr. Eduardo E. Cordeiro, Mr. G. Peter D’Aloia, Mr. C. Scott Greer, Ms. K’Lynne Johnson, Mr. Dirk A. Kempthorne, Mr. Paul J. Norris, Mr. Robert C. Pallash, Mr. William H. Powell and Mr. Vincent R. Volpe, Jr., one report was filed one day late with respect to one compensatory equity grant, and Ms. Utecht filed one report late relating to two charitable gifts.

Audit Committee Report

The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

During the past year, the Audit Committee met six times, including telephonic meetings, to discuss quarterly results and other matters. In carrying out its duties, the Committee has:

•	Reviewed and discussed the audited consolidated financial statements with management and KPMG, the company’s independent registered public accounting firm;

•	Discussed with KPMG the matters required to be discussed pursuant to the Public Company Accounting Oversight Board Auditing Standard No. 16, “Communicating with Audit Committee”;

•	Discussed various matters with KPMG related to the Company’s consolidated financial statements, including all critical accounting policies and practices used, all alternative treatments for material items that have been discussed with Company management, and all other material written communications between KPMG and management; and

•	Received the written disclosures and the letter from KPMG as required by The Public Company Accounting Oversight Board, and has confirmed with KPMG its independence.

In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

The preceding report has been furnished by the following members of the Audit Committee:

Eduardo E. Cordeiro, Chairman

G. Peter D’Aloia

Paul J. Norris

Robert C. Pallash

Vincent R. Volpe, Jr.

Expenses Relating to this Proxy Solicitation

The Company will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, Company officers, directors and employees may solicit proxies by telephone or personal call without extra compensation for that activity. The Company also expects to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of Company stock and obtaining the proxies of those owners.

Andrea E. Utecht

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FMC

FMC CORPORATION
2929 WALNUT STREET
PHILADELPHIA, PA 19104
ATTN: ANDREA E. UTECHT

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FMC CORPORATION

The Board of Directors recommends that you vote FOR proposals 1, 2 and 3:

1. Election of eleven Directors (nominees 1a.-1k.) to serve for a one-year term expiring in 2018, as set forth in the Proxy Statement.

Nominees:	For	Withhold	Abstain
1a. Pierre Brondeau	☐	☐	☐
1b. Eduardo E. Cordeiro	☐	☐	☐
1c. G. Peter D'Aloia	☐	☐	☐
1d. C. Scott Greer	☐	☐	☐
1e. K'Lynne Johnson	☐	☐	☐
1f. Dirk A. Kempthorne	☐	☐	☐
1g. Paul J. Norris	☐	☐	☐
1h. Margareth Øvrum	☐	☐	☐
1i. Robert C. Pallash	☐	☐	☐
1j. William H. Powell	☐	☐	☐
1k. Vincent R. Volpe, Jr.	☐	☐	☐

	For	Against	Abstain
2. Ratification of the appointment of independent registered public accounting firm.	☐	☐	☐
3. Approval, by non-binding vote, of executive compensation.	☐	☐	☐

The Board of Directors recommends that you vote 1 year on proposal 4:	1 Year	2 Years	3 Years	Abstain
4. Recommendation, by non-binding vote, of the frequency of executive compensation votes.	☐	☐	☐	☐

The Board of Directors recommends that you vote FOR proposal 5:	For	Against	Abstain
5. Approval of an amendment to the Incentive Compensation and Stock Plan.	☐	☐	☐

NOTE: This proxy delegates discretionary authority with respect to any other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E15855-P84635

PROXY
FMC CORPORATION
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Pierre Brondeau, Paul Graves and Andrea E. Utecht, and each of them, proxy for the undersigned, with full power of substitution, to vote in the manner indicated on the reverse side of this proxy, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of FMC Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of FMC Corporation to be held at 2:00 P.M., Tuesday, April 25, 2017, on the 24th floor of the FMC Tower at Cira Centre South, 2929 Walnut Street, or any adjournments or postponements thereof.

If shares of FMC Corporation common stock are held for the account of the undersigned under any employee plan that grants to the undersigned the right to direct the voting of such shares (each such plan being referred to as a "Plan"), then the undersigned hereby directs the trustee of each Plan to vote all shares of FMC Corporation common stock in the undersigned's account under such Plan at the Annual Meeting, or any adjournments or postponements thereof, in the manner indicated on the reverse side of this proxy, and in the discretion of the trustee, as to any other matter that may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. **If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3, 1 YEAR on Proposal 4 and FOR Proposal 5. If you are entitled to vote shares held under an employee benefit plan and you either do not direct the trustee by April 21, 2017 how to vote these shares, or if you vote on some but not all proposals, the trustee will, in the case of shares held in the FMC Corporation Savings and Investment Plan, vote these undirected shares in proportion to the votes received from other participants, and in the case of other Plans, vote these shares in the trustee's discretion, except to the extent that the Plan or applicable law provides otherwise.**

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

NOT VALID UNLESS DATED AND SIGNED ON THE REVERSE SIDE

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